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                             ACQUISITION AGREEMENT



                         DATED AS OF JANUARY 31, 1994,



                                     AMONG



                          H & C COMMUNICATIONS, INC.,



                     POST-NEWSWEEK STATIONS, HOUSTON, INC.,



                                      AND



                   POST-NEWSWEEK STATIONS, SAN ANTONIO, INC.





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                               TABLE OF CONTENTS


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
I.  CERTAIN DEFINITIONS AND INTERPRETIVE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.1.  ABC Network Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.2.  Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.3.  Assumed Balance Sheet Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.4.  Assumed Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.5.  Assumed Contract Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.6.  Assumed Houston Balance Sheet Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.7.  Assumed Houston Contract Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.1.8.  Assumed Houston Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.9.  Assumed Houston Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.10. Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.11. Assumed San Antonio Balance Sheet Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.12. Assumed San Antonio Contract Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.13. Assumed San Antonio Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.1.14. Assumed San Antonio Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.15. Assumption Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.16. Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.17. Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.18. Blue Ridge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.19. Blue Ridge Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.20. Blue Ridge Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.21. Blue Ridge Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.1.22. Blue Ridge Leased Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   1.1.23. Blue Ridge Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   1.1.24. Blue Ridge Owned Tangible Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   1.1.25. Blue Ridge Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   1.1.26. Blue Ridge Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.27. Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.28. Cable Retransmission Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.29. Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.30. Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.31. Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.32. Closing Date Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.33. Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.34. Communications Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.35. Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.36. Control Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   1.1.37. Conus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.38. Conus Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.39. DOJ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.40. Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.41. Employee Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.42. Engineer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
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
                   1.1.43. Environmental Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.44. Environmental Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.45. ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.1.46. Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   1.1.47. FCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.48. Final Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.49. Follow On Study  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.50. FTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.51. GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.52. Governmental Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.53. Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.54. Houston Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.55. Houston Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.1.56. Houston Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   1.1.57. Houston Leased Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   1.1.58. Houston Leased Tangible Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   1.1.59. Houston Owned Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   1.1.60. Houston Owned Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   1.1.61. Houston Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   1.1.62. Houston Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.63. Houston Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.64. HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.65. HT Joint Venture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.66. HT Joint Venture Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.67. HT Joint Venture Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.68. HT Joint Venture Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.69. HT Joint Venture Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.70. HT Joint Venture Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   1.1.71. HT Joint Venture Leased Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . .  13
                   1.1.72. HT Joint Venture Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   1.1.73. HT Joint Venture Owned Tangible Personal Property  . . . . . . . . . . . . . . . . . . . . . . . .  13
                   1.1.74. HT Joint Venture Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   1.1.75. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.76. Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.77. IRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.78. Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.79. KPRC-TV License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.80. KPRC-TV Station  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.81. KSAT-TV License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.82. KSAT-TV Station  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   1.1.83. Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.84. Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.85. Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.86. Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.87. Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.88. Material Respects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.89. Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.90. NBC Network Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.91. Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
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
                   1.1.92. Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.93. Other Houston Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   1.1.94. Other Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.95. Other San Antonio Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.96. Owned Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.97. Owned Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.98. Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.99. Permitted Owned Real Property Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.100. Permitted Owned Tangible Personal
                                   Property Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.101. Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.102. Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   1.1.103. Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.104. Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.105. Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.106. Real Property Lessors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.107. Related Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.108. Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.109. Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.110. San Antonio Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.111. San Antonio Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.112. San Antonio Intellectual Property
                                   Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   1.1.113. San Antonio Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   1.1.114. San Antonio Leased Tangible Personal
                                   Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   1.1.115. San Antonio Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   1.1.116. San Antonio Owned Tangible Personal
                                   Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   1.1.117. San Antonio Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.118. San Antonio Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.119. San Antonio Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.120. Scheduled Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.121. Study . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.122. Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   1.1.123. Talent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.124. Tangible Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.125. Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.126. Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.127. Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.128. Title Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.129. Title Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.130. Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.131. Transfer Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.132. TV Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.133. TV Stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   1.1.134. Undertaking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   1.1.135. Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         1.2.  Certain Interpretive Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

II.  THE ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.1.  Purchase and Sale of Purchased Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
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         2.2. Nonassignable Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   2.2.1.  Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   2.2.2.  Seller to Use Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   2.2.3.  If Consents or Waivers Cannot Be Obtained  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   2.2.4.  Obligation of Purchasers to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

III.  PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.1.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.2.  Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

IV.  ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                   4.1.  Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.2.  Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                   4.2.1.  Other Balance Sheet Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                   4.2.2.  Trade Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   4.2.3.  Contract Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   4.2.4.  Employee-Related Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   4.2.5.  Other Pre-Closing Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   4.2.6.  Liabilities Relating to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   4.2.7.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   4.2.8.  Liabilities Relating to Other Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.3.  Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

V.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.1.  Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   5.1.1.  Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   5.1.2.  Authorization and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                   5.1.3.  No Restrictions Against Sale of the Purchased Assets . . . . . . . . . . . . . . . . . . . . . . .  28
                   5.1.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   5.1.5.  Conduct of the Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   5.1.6.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   5.1.7.  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   5.1.8.  Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                   5.1.9.  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                   5.1.10. Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                   5.1.11. Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                   5.1.12. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                   5.1.13. Litigation; Decrees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                   5.1.14. Employee Plans; Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                   5.1.15. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                   5.1.16. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                   5.1.17. Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                   5.1.18. Sufficiency of the Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                   5.1.19. Complaints . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                   5.1.20. Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                   5.1.21. Brokers, Finders and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                   5.1.22. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2.  Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                   5.2.1.  Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                   5.2.2.  Authorization and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
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
               5.2.3.  No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
               5.2.4.  Brokers, Finders and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
               5.2.5.  Litigation; Decrees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
               5.2.6.  Purchaser's Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
               5.2.7.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

VI.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.1.  Investigation by Purchasers; Surveys; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.2.  Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.3.  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.4.  Injunctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.5.  Limitations on Certain Obligations; Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.6.  Operation of the Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                                  (a)  Sale of Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                                  (b)  Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (c)  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (d)  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (e)  Program License Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (f)  Licenses and Intellectual Property
                                        Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (g)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                  (h)  Accounting Policies; Recordkeeping . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                  (i)  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                  (j)  Network Affiliation Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                  (k)  Talent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                  (l)  Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                  (m)  Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                  (n)  Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.7.  Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                  (a)  Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                  (b)  Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                  (c)  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                  (d)  Financial Statements  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                  (e)  Notices of Damage or Destruction . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                                  (f)  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                                  (g)  NBC Network Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                                  (h)  ABC Network Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                                  (i)  Cable Retransmission Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                                  (j)  Offers to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.8.  Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.9.  Location of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.10. Environmental Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.11. Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         6.12. Possession and Control of Station  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         6.13. Maintenance of Cash Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

VII.  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.1.  Conditions Precedent to Obligations of Purchasers
                and Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.2.  Additional Conditions to Obligations of
                Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
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               7.2.1.  Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
               7.2.2.  Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
               7.2.3.  FCC Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
               7.2.4.  Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.2.5.  Network Affiliation Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.2.6.  Cable Retransmission Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.2.7.  No Material Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.2.8.  Receipt of Surveys, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.2.9.  Delivery of Documents by or on Behalf of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.3.  Additional Conditions to Obligations of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.3.1.  Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.3.2.  Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               7.3.3.  FCC Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               7.3.4.  Delivery of Documents by or on Behalf of Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . .  62
         7.4.  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         7.5.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

VIII.  SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         8.1.  Survival of Representations, Warranties and
                    Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         8.2.  Indemnification by Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         8.3.  Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         8.4.  Notice of Claim; Right to Participate in and
                    Defend Third Party Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         8.5.  Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         8.6.  Real Property Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

IX.  OTHER COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.1.  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               (b)  Actions by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               (c)  Employee Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               (d)  Employee Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.2.  Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.3.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         9.4.  Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         9.5.  Audited Financial Statements; Closing Date
                    Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         9.6.  Limitation on Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         9.7.  Accounts Receivable and Accounts Payable.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

X.  MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         10.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         10.2.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         10.3.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         10.4.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         10.5.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         10.6.  Amendments, Supplements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
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
         10.7.  Rights of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         10.8.  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         10.9.  Passage of Title and Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.10. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.11. Applicable Law; Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.12. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.13. Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.14. Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

                                                                                                                             Page
                                                                                                                             ----
EXHIBITS
- - --------

Exhibit A  --      Form of Undertaking
Exhibit B  --      Form of Opinion of Covington & Burling
Exhibit C  --      Form of Non-Foreign Person Affidavit
Exhibit D  --      Form of Affidavit of Occasional Sale
Exhibit E  --      Form of Opinion of General Counsel or Assistant General Counsel of WPC

SCHEDULES
- - ---------

1.1.46    --       Certain Excluded Assets
5.1.1(b)  --       Capitalization and Stockholders of Seller
5.1.1(c)  --       Capitalization and Shareholders of Blue Ridge
5.1.3     --       Consents
5.1.4(a)  --       Financial Statements of the Businesses
5.1.4(b)  --       Financial Statements of Blue Ridge and the
                          HT Joint Venture
5.1.5     --       Conduct of Business
5.1.7(a)  --       Real Property
5.1.7(b)  --       Permitted Owned Real Property Liens
5.1.7(d)  --       Real Property Leases
5.1.7(e)  --       Blue Ridge and HT Joint Venture Real Property Leases
5.1.7(f)  --       Possession of Real Property
5.1.7(g)  --       Quality of Structures
5.1.7(h)  --       Legal Compliance of Structures
5.1.7(i)  --       Access and Utilities
5.1.8(a)  --       Tangible Personal Property and Permitted Tangible Personal Property Liens
5.1.9(a)  --       Contracts
5.1.10(a) --       Scheduled Intellectual Property Rights
5.1.10(b) --       Ownership of Scheduled Intellectual Property Rights
5.1.11(a) --       Licenses and Permits
5.1.11(b) --       Compliance with Licenses and Permits
5.1.11(c) --       Transferability of Licenses and Permits
5.1.11(d) --       Blue Ridge and HT Joint Venture Licenses and Permits
5.1.12    --       Insurance
5.1.13    --       Litigation; Decrees
5.1.14(a) --       Employee Plans
5.1.14(c) --       Labor Relations
5.1.15    --       Tax Matters
5.1.16(a) --       Environmental Matters
5.1.16(b) --       Environmental Concerns
5.1.17    --       Controversies with Customers and Supplies
6.6       --       Approved Capital Expenditures
6.11      --       Required Repairs

                             ACQUISITION AGREEMENT


         This Acquisition Agreement (this "Agreement") is made and entered into as of the 31st day of January, 1994, among H & C Communications, Inc., a Delaware corporation ("Seller"), Post-Newsweek Stations, Houston, Inc., a Delaware corporation (the "Houston Purchaser"), and Post-Newsweek Stations, San Antonio, Inc., a Delaware corporation (the "San Antonio Purchaser" and, together with the Houston Purchaser, the "Purchasers").


                                   RECITALS:

                 A. Seller owns and operates, under licenses from the Federal Communications Commission (the "FCC"), television station KPRC and its auxiliary facilities in and around Houston, Texas (the "KPRC-TV Station"), including all of the Houston Purchased Assets (as hereinafter defined).

                 B. Seller owns and operates, under licenses from the FCC, television station KSAT and its auxiliary facilities in and around San Antonio, Texas (the "KSAT-TV Station" and, together with the KPRC-TV Station, the "TV Stations"), including all of the San Antonio Purchased Assets (as hereinafter defined).

                 C. Seller desires to transfer, grant, convey, assign and deliver to Purchasers, and Purchasers desire to purchase from Seller, all of the Purchased Assets (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement.

                 D. Seller desires to delegate to Purchasers, and Purchasers are willing to assume from Seller, the Assumed Liabilities (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.

                 E. Concurrently with the execution and delivery of this Agreement, The Washington Post Company, a Delaware corporation ("WPC"), is delivering to Seller a Guaranty pursuant to which WPC will guarantee, on the terms and subject to the conditions set forth therein, the performance by Purchasers of their respective obligations hereunder.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth in this Agreement, the parties hereto agree as follows:


                I.  CERTAIN DEFINITIONS AND INTERPRETIVE MATTERS

         1.1. Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms, when used with initial capital letters (except to the extent otherwise specified in this Section 1.1), have the respective meanings ascribed to them in this Section 1.1:

         1.1.1. ABC Network Affiliation Agreement. "ABC Network Affiliation Agreement" has the meaning ascribed to such term in Section 6.7(h).

         1.1.2. Affiliate. "Affiliate," when used with reference to a particular person or entity, means any person or entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity; provided, however, that when used with reference to Seller, the term "Affiliate" also includes any stockholder of Seller or any person or entity that, directly or through one or more intermediaries, controls or is controlled by any stockholder of Seller.

         1.1.3. Assumed Balance Sheet Liabilities. "Assumed Balance Sheet Liabilities" means the Assumed Houston Balance Sheet Liabilities and the Assumed San Antonio Balance Sheet Liabilities.

         1.1.4. Assumed Contracts. "Assumed Contracts" means the Assumed Houston Contracts and the Assumed San Antonio Contracts.

         1.1.5. Assumed Contract Liabilities. "Assumed Contract Liabilities" means the Assumed Houston Contract Liabilities and the Assumed San Antonio Contract Liabilities.

         1.1.6. Assumed Houston Balance Sheet Liabilities. "Assumed Houston Balance Sheet Liabilities" means all liabilities and obligations of Seller shown on the Closing Date Balance Sheet in the "KPRC-TV" column as "Film Contracts Payable," "Deferred Barter Film Revenue," "Deferred Barter Revenue - Other" and "Vacation Pay," but only to the extent and in the respective amounts so shown and, in the case of liabilities and obligations so shown as "Vacation Pay," only insofar as such liabilities and obligations relate to Employees who are employed by the Houston Purchaser for at least one day following the Closing Date.

         1.1.7. Assumed Houston Contract Liabilities. "Assumed Houston Contract Liabilities" means all liabilities and obligations of Seller arising under the terms of the Assumed Houston Contracts, but only to the extent such liabilities and obligations arise, accrue or are otherwise properly attributable to periods commencing after the Closing Date under the terms of such Assumed Houston Contracts, and exclusive of any liabilities or obligations that arise as a result of any breach or default by

Seller or any of its Affiliates or their respective predecessors-in-interest under any Assumed Houston Contract.

         1.1.8. Assumed Houston Contracts. "Assumed Houston Contracts" means Houston Contracts that are included in the Purchased Assets and that are either
(a) listed or described on Schedule 5.1.9(a) under the caption "Houston Contracts" or "HT Joint Venture Contracts" or (b) not required to be listed or described on Schedule 5.1.9(a) under the caption "Houston Contracts" or "HT Joint Venture Contracts" pursuant to clauses (i), (ii) or (iii) of the first sentence of Section 5.1.9(a), exclusive in any case of (x) any Employee Plan and (y) prior to the time at which Seller shall have received all consents, waivers and approvals applicable thereto, any Houston Contract referred to in
Section 2.2.1.

         1.1.9. Assumed Houston Liabilities. "Assumed Houston Liabilities" means the Assumed Houston Balance Sheet Liabilities and the Assumed Houston Contract Liabilities.

         1.1.10. Assumed Liabilities. "Assumed Liabilities" means the Assumed Houston Liabilities, the Assumed San Antonio Liabilities and any liabilities assumed by Purchasers pursuant to Section 6.6.

         1.1.11. Assumed San Antonio Balance Sheet Liabilities. "Assumed San Antonio Balance Sheet Liabilities" means all liabilities and obligations of Seller shown on the Closing Date Balance Sheet in the "KSAT-TV" column as "Film Contracts Payable," "Deferred Bartered Film Revenue," "Deferred Barter Revenue
- - - Other" and "Vacation Pay," but only to the extent and in the respective amounts so shown and, in the case of liabilities and obligations so shown as "Vacation Pay," only insofar as such liabilities and obligations relate to Employees who are employed by the San Antonio Purchaser for at least one day following the Closing Date.

         1.1.12. Assumed San Antonio Contract Liabilities. "Assumed San Antonio Contract Liabilities" means all liabilities and obligations of Seller arising under the terms of the Assumed San Antonio Contracts, but only to the extent such liabilities and obligations arise, accrue or are otherwise properly attributable to periods commencing after the Closing Date under the terms of such Assumed San Antonio Contracts, and exclusive of any liabilities or obligations that arise as a result of any breach or default by Seller or any of its Affiliates or their respective predecessors-in-interest under any San Antonio Contract.

         1.1.13. Assumed San Antonio Contracts. "Assumed San Antonio Contracts" means San Antonio Contracts that are included in the Purchased Assets and that are either (a) listed or described on Schedule 5.1.9(a) under the caption "San Antonio Contracts" or (b) not required to be listed or described on Schedule 5.1.9(a) under the caption "San Antonio

Contracts" pursuant to clauses (i), (ii) or (iii) of the first sentence of
Section 5.1.9(a), exclusive in any case of (x) any Employee Plan and (y) prior to the time at which Seller shall have received all consents, waivers and approvals applicable thereto, any San Antonio Contract referred to in Section 2.2.1.

         1.1.14. Assumed San Antonio Liabilities. "Assumed San Antonio Liabilities" means the Assumed San Antonio Balance Sheet Liabilities and the Assumed San Antonio Contract Liabilities.

         1.1.15. Assumption Documents. "Assumption Documents" means such instruments of assumption and other instruments and documents, duly executed by Purchasers in such forms and covering such matters as Seller may reasonably request, reflecting the assumption of the Assumed Liabilities by Purchasers in accordance with the terms of this Agreement.

         1.1.16. Balance Sheet. "Balance Sheet" has the meaning ascribed to such term in Section 5.1.4(a).

         1.1.17. Balance Sheet Date. "Balance Sheet Date" means September 30, 1993.

         1.1.18. Blue Ridge. "Blue Ridge" means Blue Ridge Tower Corporation, a Texas corporation.

         1.1.19. Blue Ridge Assets. "Blue Ridge Assets" means all rights, properties and assets owned by Blue Ridge or used by Blue Ridge in the conduct of its business activities, including the Blue Ridge Owned Real Property, the Blue Ridge Leased Real Property, the Blue Ridge Owned Tangible Personal Property, the Blue Ridge Leased Tangible Personal Property and the Blue Ridge Contracts.

         1.1.20. Blue Ridge Contracts. "Blue Ridge Contracts" means all leases, rental agreements, tenancies, licenses, concession agreements and other agreements, understandings, grants, permissions, licenses, commitments or privileges, express or implied, oral or written, granting a right, privilege, or permission to use, possess, occupy or exploit any property (including the Blue Ridge Real Property Leases) and leases relating to the Blue Ridge Leased Tangible Personal Property and all other agreements, contracts and contractual rights to the extent the foregoing relate to, or are used by Blue Ridge in connection with the conduct of, the business activities of Blue Ridge.

         1.1.21. Blue Ridge Leased Real Property. "Blue Ridge Leased Real Property" means all of the real property interests other than the Blue Ridge Owned Real Property used by Blue Ridge in connection with the conduct of its business activities, including without limitation the real property interests listed or described on Schedule 5.1.7(a) under the caption "Blue Ridge Leased Real Property."

         1.1.22. Blue Ridge Leased Tangible Personal Property. "Blue Ridge Leased Tangible Personal Property" means the items listed or described on
Schedule 5.1.8(a) under the caption "Blue Ridge Leased Tangible Personal Property."

         1.1.23. Blue Ridge Owned Real Property. "Blue Ridge Owned Real Property" means all of the real property owned by Blue Ridge, including without limitation the real property listed or described on Schedule 5.1.7(a) under the caption "Blue Ridge Owned Real Property," together with (a) all buildings, structures (including broadcast transmission towers), improvements, fixtures, facilities and construction in progress located on such real property, including all heating, ventilation, electrical, plumbing and other mechanical or operational systems, (b) all right, title and interest of Blue Ridge in, to or under all rights, benefits, privileges, easements, rights-of-way, air rights, use rights, rights to adjacent streets or alleys, riparian rights, water rights, development rights, surface rights, subsurface rights, access rights, reversionary rights and rights under any covenants, conditions or restrictions, benefitting, belonging or pertaining to any part of such real property, (c) all right, title and interest of Blue Ridge in, to or under all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real property, and (d) all right, title and interest of Blue Ridge in, to or under all other property around, adjoining or contiguous to any part of such real property.

         1.1.24. Blue Ridge Owned Tangible Personal Property. "Blue Ridge Owned Tangible Personal Property" means all of the tangible personal property owned by Blue Ridge, including without limitation the items listed or described on Schedule 5.1.8(a) under the caption "Blue Ridge Owned Tangible Personal Property," fixtures, furnishings, furniture, equipment (including audio and video recording, playback and broadcast transmission equipment and power sources therefor), computers, printers, software (including disks and other embodiments of software and its source and object codes to the extent in the possession of and owned by Blue Ridge), files, books, records, libraries and archives (including business, accounting and financial records and information, however and wherever stored and embodied), motor vehicles, tools and supplies.

         1.1.25. Blue Ridge Real Property Leases. "Blue Ridge Real Property Leases" has the meaning ascribed to such term in Section 5.1.7(e).

         1.1.26. Blue Ridge Shares. "Blue Ridge Shares" means all of the shares of Class A Common Stock, par value $100.00 per share, of Blue Ridge owned by Seller or any of its Affiliates, together with all rights associated with such shares or accruing to the holders of such shares (including the right to receive any dividends paid thereon after the Closing Date).

         1.1.27. Businesses. "Businesses" means the Houston Business and the San Antonio Business.

         1.1.28. Cable Retransmission Agreements. "Cable Retransmission Agreements" has the meaning ascribed to such term in Section 6.7(i).

         1.1.29. Capital Expenditures. "Capital Expenditures" means expenditures for property, plant or equipment, including improvements, replacements and repairs, to the extent that such expenditures would be reflected as additions to "Buildings and Land Improvements," "Technical Equipment," "Office Furniture and Equipment" or "Construction in Progress" (as such terms are used on the Balance Sheet) on a balance sheet for the Businesses prepared in accordance with GAAP.

         1.1.30. Closing. "Closing" means the consummation of the purchase and sale of the Purchased Assets contemplated by this Agreement.

         1.1.31. Closing Date. "Closing Date" means the date on which the Closing occurs.

         1.1.32. Closing Date Balance Sheet. "Closing Date Balance Sheet" means the balance sheet for the Businesses as of the Closing Date provided for in Section 9.5(b).

         1.1.33. Code. "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

         1.1.34. Communications Act. "Communications Act" means the Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         1.1.35. Contracts. "Contracts" means the Houston Contracts and the San Antonio Contracts.

         1.1.36. Control Period. "Control Period" means, with respect to any Real Property, the period of time during which Seller or any Affiliate of Seller or the HT Joint Venture or any Affiliate of the HT Joint Venture or Blue Ridge or any Affiliate of Blue Ridge owned, operated, leased (as lessor or lessee or sublessor or sublessee) or used such Real Property.

         1.1.37. Conus. "Conus" means Conus Communications Company Limited Partnership, a Minnesota limited partnership.

         1.1.38. Conus Partnership Interests. "Conus Partnership Interests" means, collectively, all of the limited partnership interests, profits interests and capital interests in Conus owned by Seller or any of its Affiliates, together with all rights associated with such interests or accruing to the holders of such interests.

         1.1.39. DOJ. "DOJ" means the United States Department of Justice and any successor thereto.

         1.1.40. Employee.  "Employee" has the meaning ascribed to such term in
Section 5.1.14(a).

         1.1.41. Employee Plan. "Employee Plan" has the meaning ascribed to such term in Section 5.1.14(a).

         1.1.42. Engineer.  "Engineer" has the meaning ascribed to such term in
Section 6.10.

         1.1.43. Environmental Damages. "Environmental Damages" means any and all Liabilities which are incurred at any time as a result of (a) the existence at or prior to Closing of Hazardous Materials upon, about or beneath the Real Property or migrating from the Real Property, in each case in violation of any Environmental Requirement, or (b) the occurrence or existence on or prior to the Closing Date of a violation of Environmental Requirements pertaining to the Real Property.

         1.1.44. Environmental Requirements. "Environmental Requirements" means all provisions, requirements, limitations, restrictions, conditions, standards, prohibitions, obligations, schedules and timetables contained in any Law (including any notice or demand letter issued, entered, promulgated or approved thereunder) applicable to Seller, Blue Ridge, the HT Joint Venture, the Purchased Assets, the Blue Ridge Assets, the HT Joint Venture Assets or the Real Property that relates to the protection of human health or the environment, in each case as in effect on the date hereof or the Closing Date, as applicable, including: (a) all such provisions, requirements and other matters pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials; and (b) all such provisions, requirements and other matters pertaining to the protection of the health and safety of employees or the public.

         1.1.45. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder.

         1.1.46. Excluded Assets. "Excluded Assets" means (a) all cash and equivalent assets (including checks, certificates of deposit, Treasury bills and other cash-equivalent marketable securities), (b) all accounts receivable of Seller as of the Closing Date, to the extent that such receivables would be reflected as "Accounts Receivable" on a balance sheet for the Businesses prepared in accordance with GAAP, but only to the extent that (i) the products or services sold by Seller that gave rise to such accounts receivable have been delivered to and performed as of the Closing Date for the purchasers thereof or
(ii) Purchasers receive credit under the provisions of Section 9.4 in respect of any such products or services to be so delivered or performed by Purchasers after the Closing Date, (c) the assets of any Employee Plan, (d) except as may otherwise be agreed upon by Purchasers and Seller, policies of insurance in effect currently or on the Closing Date insuring the Purchased Assets or the Businesses (other than policies of insurance in effect on the Closing Date insuring only the HT Joint Venture Assets or the business activities of the HT Joint Venture), (e) prepaid insurance expenses and any entitlements relating to refunds or deposits relating to the Businesses for which Seller does not receive credit under Section 9.4, (f) except as otherwise provided in clause
(g) hereto and except to the extent that such claims relate to injury or damage to the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets that has not been corrected or restored by Seller, claims made under policies of insurance or against third parties in respect of events occurring on or prior to the Closing Date, (g) claims made under policies of insurance or against third parties to the extent that such claims relate to damages or losses incurred by Seller, or for which Seller is responsible under this Agreement, arising out of the existence of any Hazardous Materials upon, about or beneath the Real Property or threatening to migrate to the Real Property, any violation of any Environmental Requirements pertaining to the Real Property or any Environmental Damages pertaining to the Real Property (provided that any claim related to damages or losses incurred by both Seller and Purchasers shall be shared by such parties in proportion to their respective damages or losses),
(h) assets used by Seller primarily in connection with the provision of centralized management services from Seller's corporate headquarters which are not used in the day-to-day operations of either of the TV Stations, (i) any claims, rights or interests in and to any refunds of Taxes or fees of any nature whatsoever paid by Seller in respect of taxable periods ending on or prior to the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date for which Seller does not receive credit under Section 9.4, (j) the name "H & C Communications, Inc.", (k) Seller's corporate seal, minute books, charter documents, income and franchise tax returns, corporate stock record books and such other books and records as pertain to Seller's organization, existence or share capitalization or as are necessary to enable Seller to file its tax returns and reports (provided, however, that such books and records will be maintained in existence for a period of five years from the Closing Date and Purchasers will be provided such access thereto, and permitted to make copies therefrom as Purchasers may from time to time reasonably request), and (l) any other assets specified on Schedule 1.1.46.

         1.1.47. FCC. "FCC" means the Federal Communications Commission and any successor thereto.

         1.1.48. Final Orders. "Final Orders" means the Orders, from and after the time at which they have become final either (a) by expiration of the time for review, reconsideration or appeal or (b) in the event of review, reconsideration or appeal, by affirmation thereof and expiration of the time for further review, reconsideration or appeal.

         1.1.49. Follow On Study. "Follow On Study" has the meaning ascribed to such term in Section 6.10.

         1.1.50. FTC. "FTC" means the United States Federal Trade Commission or any successor thereto.

         1.1.51. GAAP. "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

         1.1.52. Governmental Entity. "Governmental Entity" means any foreign, United States, state, local or other governmental entity or authority, including any agency, board, bureau, commission, court, department, subdivision or instrumentality thereof, and any arbitrator or arbitration panel.

         1.1.53. Hazardous Materials. "Hazardous Materials" means petroleum and petroleum products and any other substance that, as of the date hereof or the Closing Date, as applicable, is identified or defined under any Law that relates to the protection of human health or the environment as a hazardous waste, hazardous substance, pollutant or contaminant or as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, reactive, or otherwise hazardous.

         1.1.54. Houston Business. "Houston Business" means the business of Seller relating to or associated with Seller's ownership and operation of the KPRC-TV Station, including without limitation procurement and production of programming, news gathering and reporting activities, sales and barters of advertising, television broadcasting and transmissions to cable or wireless cable television operators.

         1.1.55. Houston Contracts. "Houston Contracts" means all leases, rental agreements, tenancies, concession agreements and other agreements, understandings, grants, permissions, commitments or privileges, express or implied, oral or written, granting a right, privilege, or permission to use, possess, occupy or exploit any property (including the Houston Real Property Leases) and leases relating to the Houston Leased Tangible Personal Property and all other agreements, contracts and contractual rights to the extent the foregoing relate to, or are used by Seller in connection with the conduct of, the Houston Business (regardless of whether entered into under Seller's corporate name, under the name of the KPRC-TV Station or under any assumed name used by Seller), exclusive of the Blue Ridge Contracts.

         1.1.56. Houston Intellectual Property Rights. "Houston Intellectual Property Rights" means the Scheduled Intellectual Property Rights listed on
Schedule 5.1.10(a) under the caption "Houston Intellectual Property Rights" and the entire right, title and interest of Seller in, to or under all patents, copyrights, trademarks, trade names, service marks, call letters (including "KPRC-TV"), assumed names (including "Channel Two Television Company"), logos, slogans, jingles, promotions, original copy and other literary property, trade secrets, know-how and other intellectual property or proprietary rights used by Seller in connection with the conduct of the Houston Business, whether registered or unregistered, including applications for any of the foregoing and any additions thereto or extensions or renewals thereof between the date hereof and the Closing Date.

         1.1.57. Houston Leased Real Property. "Houston Leased Real Property" means all of the real property interests other than the Houston Owned Real Property used by Seller in connection with the conduct of the Houston Business, including without limitation the real property interests listed or described on
Schedule 5.1.7(a) under the caption "Houston Leased Real Property."

         1.1.58. Houston Leased Tangible Personal Property. "Houston Leased Tangible Personal Property" means the items listed or described on Schedule 5.1.8(a) under the caption "Houston Leased Tangible Personal Property."

         1.1.59. Houston Owned Real Property. "Houston Owned Real Property" means all of the real property owned by Seller that is used by Seller in connection with the conduct of the Houston Business, including without limitation the real property listed or described on Schedule 5.1.7(a) under the caption "Houston Owned Real Property," together with (a) all buildings, structures (including broadcast transmission towers), improvements, fixtures, facilities and construction in progress located on such real property, including all heating, ventilation, electrical, plumbing and other mechanical or operational systems, (b) all right, title and interest of Seller in, to or under all rights, benefits, privileges, easements, rights-of-way, air rights, use rights, rights to adjacent streets or alleys, riparian rights, water rights, development rights, surface rights, subsurface rights, access rights, reversionary rights and rights under any covenants, conditions or restrictions, benefitting, belonging or pertaining to any part of such real property, (c) all right, title and interest of Seller in, to or under all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real property, and (d) all right, title and interest of Seller in, to or under all other property around, adjoining or contiguous to any part of such real property.

         1.1.60. Houston Owned Tangible Personal Property. "Houston Owned Tangible Personal Property" means all of the tangible personal property owned by Seller that is used by Seller in connection with the conduct of the Houston Business, including without limitation the items listed or described on
Schedule 5.1.8(a) under the caption "Houston Owned Tangible Personal Property," fixtures, furnishings, furniture, equipment (including audio and video recording, playback and broadcast transmission equipment and power sources therefor), computers, printers, software (including disks and other embodiments of software and its source and object codes to the extent in Seller's possession and owned by Seller), files, books, records, libraries and archives (including programs and programming, lists of advertisers, customers and suppliers, and other business, accounting and financial records and information, however and wherever stored and embodied), motor vehicles, tools and supplies.

         1.1.61. Houston Purchased Assets. "Houston Purchased Assets" means all of the rights, properties and assets of Seller of every kind, character and description, wherever located and whether real, personal or mixed, or fixed, contingent or otherwise, used by Seller in connection with the conduct of the Houston Business, including without limitation (a) the Houston Owned Real Property, (b) the Houston Owned Tangible Personal Property, (c) the Houston Contracts, (d) the Houston Intellectual Property Rights, (e) the KPRC-TV License, (f) the Other Houston Licenses (to the extent assignable or transferable by Seller to the Houston Purchaser), (g) the goodwill and going concern value of the KPRC-TV Station and the Houston Business, (h) the HT Joint Venture Interests, (i) the Blue Ridge Shares, (j) the Conus Partnership Interests (or, to the extent that the Conus Partnership Interests are sold by Seller to a third party pursuant to a pre-existing right of first refusal, all of Seller's right, title and interest in and to the proceeds of such sale), and
(k) any other tangible or intangible rights, properties and assets that are reflected in the "KPRC-TV" column of the Closing Date Balance Sheet, but excluding in each and every case, and notwithstanding anything to the contrary contained in this Agreement, the Excluded Assets.

         1.1.62. Houston Purchaser. "Houston Purchaser" means Post-Newsweek Stations, Houston, Inc., a Delaware corporation.

         1.1.63. Houston Real Property Leases. "Houston Real Property Leases" means the Real Property Leases relating to the Houston Leased Real Property.

         1.1.64. HSR Act. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all rules and regulations promulgated thereunder.

         1.1.65. HT Joint Venture. "HT Joint Venture" means the joint venture formed under the HT Joint Venture Agreement.

         1.1.66. HT Joint Venture Agreement. "HT Joint Venture Agreement" means the Houston Tower Joint Venture Agreement, dated as of March 20, 1984, by and between Seller (d/b/a Channel Two Television Company) and Gaylord Broadcasting Company.

         1.1.67. HT Joint Venture Assets. "HT Joint Venture Assets" means all rights, properties and assets owned by the HT Joint Venture or used by the HT Joint Venture in the conduct of its business activities, including the HT Joint Venture Owned Real Property, the HT Joint Venture Leased Real Property, the HT Joint Venture Owned Tangible Personal Property, the HT Joint Venture Leased Tangible Personal Property and the HT Joint Venture Contracts.

         1.1.68. HT Joint Venture Contracts. "HT Joint Venture Contracts" means all leases, rental agreements, tenancies, licenses, concession agreements and other agreements, understandings, grants, permissions, licenses, commitments or privileges, express or implied, oral or written, granting a right, privilege, or permission to use, possess, occupy or exploit any property (including the HT Joint Venture Real Property Leases) and leases relating to the HT Joint Venture Leased Tangible Personal Property and all other agreements, contracts and contractual rights to the extent the foregoing relate to, or are used by the HT Joint Venture in connection with the conduct of, the business activities of the HT Joint Venture.

         1.1.69. HT Joint Venture Interests. "HT Joint Venture Interests" means, collectively, all of the interests in the HT Joint Venture owned by Seller or any of its Affiliates, together with all rights associated with such interests or accruing to the holders of such interests.

         1.1.70. HT Joint Venture Leased Real Property. "HT Joint Venture Leased Real Property" means all of the real property interests other than the HT Joint Venture Owned Real Property used by the HT Joint Venture in connection with the conduct of its business activities, including without limitation the real property interests listed or described on Schedule 5.1.7(a) under the caption "HT Joint Venture Leased Real Property."

         1.1.71. HT Joint Venture Leased Tangible Personal Property. "HT Joint Venture Leased Tangible Personal Property" means the items listed or described on Schedule 5.1.8(a) under the caption "HT Joint Venture Leased Tangible Personal Property."

         1.1.72. HT Joint Venture Owned Real Property. "HT Joint Venture Owned Real Property" means all of the real property owned by the HT Joint Venture, including without limitation the real property listed or described on Schedule 5.1.7(a) under the caption "HT Joint Venture Owned Real Property," together with (a) all buildings, structures (including broadcast transmission towers), improvements, fixtures, facilities and construction in progress located on such real property, including all heating, ventilation, electrical, plumbing and other mechanical or operational systems, (b) all right, title and interest of the HT Joint Venture in, to or under all rights, benefits, privileges, easements, rights-of-way, air rights, use rights, rights to adjacent streets or alleys, riparian rights, water rights, development rights, surface rights, subsurface rights, access rights, reversionary rights and rights under any covenants, conditions or restrictions, benefitting, belonging or pertaining to any part of such real property, (c) all right, title and interest of the HT Joint Venture in, to or under all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real property, and (d) all right, title and interest of the HT Joint Venture in, to or under all other property around, adjoining or contiguous to any part of such real property.

         1.1.73. HT Joint Venture Owned Tangible Personal Property. "HT Joint Venture Owned Tangible Personal Property" means all of the tangible personal property owned by the HT Joint Venture, including without limitation the items listed or described on Schedule 5.1.8(a) under the caption "HT Joint Venture Owned Tangible Personal Property," fixtures, furnishings, furniture, equipment (including audio and video recording, playback and broadcast transmission equipment and power sources therefor), computers, printers, software (including disks and other embodiments of software and its source and object codes to the extent in the possession of and owned by the HT Joint Venture), files, books, records, libraries and archives (including business, accounting and financial records and information, however and wherever stored and embodied), motor vehicles, tools and supplies.

         1.1.74. HT Joint Venture Real Property Leases. "HT Joint Venture Real Property Leases" has the meaning ascribed to such term in Section 5.1.7(e).

         1.1.75. Insurance. "Insurance" means any policy of insurance maintained by or for the benefit of Seller, Blue Ridge or the HT Joint Venture in respect of the Businesses or the business activities of Blue Ridge or the HT Joint Venture or the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets.

         1.1.76. Intellectual Property Rights. "Intellectual Property Rights" means the Houston Intellectual Property Rights and the San Antonio Intellectual Property Rights.

         1.1.77. IRS.  "IRS" means the Internal Revenue Service.

         1.1.78. Knowledge. "Knowledge," whether capitalized or not, means (a) when used with respect to Seller, the actual knowledge of any person who holds any of the following positions with respect to Seller or either of the TV
Stations: Chief Executive Officer, President, Chief Financial Officer, General Counsel, General Manager, Chief Engineer, News Director (but only as to matters contemplated by Section 5.1.13) or Business Manager; provided, however, that if any such position has been held within the two-year period preceding the date hereof by any living person not included within the above-described group of persons, one or more of the persons included within the above-described group of persons shall have made due inquiry of each such other person, and (b) when used with respect to either Purchaser, the actual knowledge of Robert E. Branson, Donald Graham, John B. Morse, Jr., Cathy Nierle, William Ryan or Alan Spoon.

         1.1.79. KPRC-TV License. "KPRC-TV License" means the licenses, permits and authorizations issued or requested to be issued by the FCC for the operation of the KPRC-TV Station, including any additions thereto or renewals or extensions thereof between the date hereof and the Closing Date.

         1.1.80. KPRC-TV Station. "KPRC-TV Station" means television station KPRC and its auxiliary facilities in and around Houston, Texas, including all of the Houston Purchased Assets.

         1.1.81. KSAT-TV License. "KSAT-TV License" means the licenses, permits and authorizations issued or requested to be issued by the FCC for the operation of the KSAT-TV Station, including any additions thereto or renewals or extensions thereof between the date hereof and the Closing Date.

         1.1.82. KSAT-TV Station. "KSAT-TV Station" means television station KSAT and its auxiliary facilities in and around San Antonio, Texas, including all of the San Antonio Purchased Assets.

         1.1.83. Law. "Law" means any law, statute, rule, regulation, ordinance, order, code, arbitration award, judgment, decree or other legal requirement of any Governmental Entity.

         1.1.84. Liabilities. "Liabilities" means any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, and reasonable costs and expenses (including interest, penalties, reasonable attorneys' fees, reasonable accounting fees and reasonable investigation costs).

         1.1.85. Liens. "Liens" means any and all liens, mortgages, claims, charges, security interests, options, preemptive purchase rights or other encumbrances of any kind or nature whatsoever.

         1.1.86. Material Adverse Change. "Material Adverse Change" means a change that has resulted in a Material Adverse Effect.

         1.1.87. Material Adverse Effect. "Material Adverse Effect" means any events, circumstances or conditions that have had a material adverse effect on the Purchased Assets, taken as a whole, or the condition (financial or otherwise), results of operations or prospects of the Businesses, taken as a whole.

         1.1.88. Material Respects. "Material Respects" means, as the context may require, (a) in respects material to the Purchased Assets, taken as a whole, or the condition (financial or otherwise), results of operations or prospects of the Businesses, taken as a whole, or (b) respects material to the ability of Purchasers to consummate the transaction contemplated hereby.

         1.1.89. Multiemployer Plan. "Multiemployer Plan" has the meaning ascribed to such term in Section 5.1.14(a).

         1.1.90. NBC Network Affiliation Agreement. "NBC Network Affiliation Agreement" has the meaning ascribed to such term in Section 6.7(g).

         1.1.91. Orders. "Orders" means the orders issued by the FCC (or on behalf of the FCC pursuant to delegated authority) consenting to the assignment of the KPRC-TV License to the Houston Purchaser and the assignment of the KSAT-TV License to the San Antonio Purchaser.

         1.1.92. Ordinary Course. "Ordinary Course" means the ordinary and normal course of the conduct of the Businesses, consistent with past practice.

         1.1.93. Other Houston Licenses. "Other Houston Licenses" means all rights and incidents of interest of Seller in, to or under all licenses, permits and authorizations issued or requested to be issued by any Governmental Entity in connection with the conduct of the Houston Business or the ownership or use of any of the Houston Purchased Assets, including any additions thereto or renewals or extensions thereof between the date hereof and the Closing Date, other than the KPRC-TV License.

         1.1.94. Other Licenses. "Other Licenses" means the Other Houston Licenses and the Other San Antonio Licenses.

         1.1.95. Other San Antonio Licenses. "Other San Antonio Licenses" means all rights and incidents of interest of Seller in, to or under all licenses, permits and authorizations issued or requested to be issued by any Governmental Entity in connection with the conduct of the San Antonio Business or the ownership or use of any of the San Antonio Purchased Assets, including any additions thereto or renewals or extensions thereof between the date hereof and the Closing Date, other than the KSAT-TV License.

         1.1.96. Owned Real Property. "Owned Real Property" means the Houston Owned Real Property, the San Antonio Owned Real Property, the Blue Ridge Owned Real Property and the HT Joint Venture Owned Real Property.

         1.1.97. Owned Tangible Personal Property. "Owned Tangible Personal Property" means the Houston Owned Tangible Personal Property, the San Antonio Owned Tangible Personal Property, the Blue Ridge Owned Tangible Personal Property and the HT Joint Venture Owned Tangible Personal Property.

         1.1.98. Permitted Exceptions. "Permitted Exceptions" has the meaning ascribed to such term in Section 7.4(c)(3).

         1.1.99. Permitted Owned Real Property Liens. "Permitted Owned Real Property Liens" means (i) Liens for current property Taxes or levies which are not yet due and payable, (ii) Liens listed or described on Schedule 5.1.7(b), and (iii) Liens securing only Assumed Liabilities.

         1.1.100. Permitted Owned Tangible Personal Property Liens. "Permitted Owned Tangible Personal Property Liens" means (i) Liens for current property Taxes or levies which are not yet due and payable, (ii) Liens listed or described on Schedule 5.1.8(a), and (iii) Liens securing only Assumed Liabilities.

         1.1.101. Purchase Price. "Purchase Price" has the meaning ascribed to such term in Section 3.1.

         1.1.102. Purchased Assets. "Purchased Assets" means all of the Houston Purchased Assets and the San Antonio Purchased Assets.

         1.1.103. Purchasers. "Purchasers" means the Houston Purchaser and the San Antonio Purchaser.

         1.1.104. Real Property. "Real Property" means the Owned Real Property, the Houston Leased Real Property, the San Antonio Leased Real Property, the Blue Ridge Leased Real Property and the HT Joint Venture Leased Real Property.

         1.1.105. Real Property Leases. "Real Property Leases" has the meaning ascribed to such term in Section 5.1.7(d).

         1.1.106. Real Property Lessors. "Real Property Lessors" has the meaning ascribed to such term in Section 5.1.7(d).

         1.1.107. Related Party. "Related Party" means, in addition to any Affiliate of Seller, any spouse of any stockholder of Seller, any member of any such stockholder's immediate family, any trust established for the benefit of any such stockholder or any spouse or immediate family member thereof and any person or entity that, directly or through one or more intermediaries, controls or is controlled by any of the foregoing.

         1.1.108. Remediation. "Remediation" has the meaning ascribed to such term in Section 6.10.

         1.1.109. Retained Liabilities. "Retained Liabilities" has the meaning ascribed to such term in Section 4.2.

         1.1.110. San Antonio Business. "San Antonio Business" means the business of Seller relating to or associated with Seller's ownership and operation of the KSAT-TV Station, including without limitation procurement and production of programming, news gathering and reporting activities, sales and barters of advertising, television broadcasting and transmissions to cable or wireless cable television operators.

         1.1.111. San Antonio Contracts. "San Antonio Contracts" means all leases, rental agreements, tenancies, concession agreements and other agreements, understandings, grants, permissions, commitments or privileges, express or implied, oral or written, granting a right, privilege, or permission to use, possess, occupy or exploit any property (including the San Antonio Real Property Leases) and leases relating to the San Antonio Leased Tangible Personal Property and all other agreements, contracts, and contractual rights to the extent the foregoing relate to, or are used by Seller in connection with the conduct of, the San Antonio Business (regardless of whether entered into under Seller's corporate name, under the name of the KSAT-TV Station or under any assumed name used by Seller).

         1.1.112. San Antonio Intellectual Property Rights. "San Antonio Intellectual Property Rights" means the Scheduled

Intellectual Property Rights listed on Schedule 5.1.10(a) under the caption "San Antonio Intellectual Property Rights" and the entire right, title and interest of Seller in, to or under all patents, copyrights, trademarks, trade names, service marks, call letters (including "KSAT-TV"), assumed names, logos, slogans, jingles, promotions, original copy and other literary property, trade secrets, know-how and other intellectual property or proprietary rights used by Seller in connection with the conduct of the San Antonio Business, whether registered or unregistered, including applications for any of the foregoing and any additions thereto or extensions or renewals thereof between the date hereof and the Closing Date.

         1.1.113. San Antonio Leased Real Property. "San Antonio Leased Real Property" means all of the real property interests other than the San Antonio Owned Real Property used by Seller in connection with the conduct of the San Antonio Business, including without limitation the real property interests listed or described on Schedule 5.1.7(a) under the caption "San Antonio Leased Real Property."

         1.1.114. San Antonio Leased Tangible Personal Property. "San Antonio Leased Tangible Personal Property" means the items listed or described on
Schedule 5.1.8(a) under the caption "San Antonio Leased Tangible Personal Property."

         1.1.115. San Antonio Owned Real Property. "San Antonio Owned Real Property" means all of the real property owned by Seller that is used by Seller in connection with the conduct of the San Antonio Business, including without limitation the real property listed or described on Schedule 5.1.7(a) under the caption "San Antonio Owned Real Property," together with (a) all buildings, structures (including broadcast transmission towers), improvements, fixtures, facilities and construction in progress located on such real property, including all heating, ventilation, electrical, plumbing and other mechanical or operational systems, (b) all right, title and interest of Seller in, to or under all rights, benefits, privileges, easements, rights-of-way, air rights, use rights, rights to adjacent streets or alleys, riparian rights, water rights, development rights, surface rights, subsurface rights, access rights, reversionary rights and rights under any covenants, conditions or restrictions, benefitting, belonging or pertaining to any part of such real property, (c) all right, title and interest of Seller in, to or under all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real property, and (d) all right, title and interest of Seller in, to or under all other property around, adjoining or contiguous to any part of such real property.

         1.1.116. San Antonio Owned Tangible Personal Property. "San Antonio Owned Tangible Personal Property" means all of the tangible personal property owned by Seller that is used by Seller in connection with the conduct of the San Antonio Business, including without limitation the items listed or described or listed on Schedule 5.1.8(a) under the caption "San Antonio Owned Tangible Personal Property," fixtures, furnishings, furniture, equipment (including audio and video recording, playback and broadcast transmission equipment and power sources therefor), computers, printers, software (including disks and other embodiments of software and its source and object codes to the extent in Seller's possession and owned by Seller), files, books, records, libraries and archives (including programs and programming, lists of advertisers, customers and suppliers, and other business, accounting and financial records and information, however and wherever stored and embodied), motor vehicles, tools and supplies.

         1.1.117. San Antonio Purchased Assets. "San Antonio Purchased Assets" means all of the rights, properties and assets of Seller of every kind, character and description, wherever located and whether real, personal or mixed, or fixed, contingent or otherwise, used by Seller in connection with the conduct of the San Antonio Business, including without limitation (a) the San Antonio Owned Real Property, (b) the San Antonio Owned Tangible Personal Property, (c) the San Antonio Contracts, (d) the San Antonio Intellectual Property Rights, (e) the KSAT-TV License, (f) the Other San Antonio Licenses (to the extent assignable or transferrable by Seller to the San Antonio Purchaser), and (g) the goodwill and going concern value of the KSAT-TV Station and the San Antonio Business, and (h) any other tangible or intangible rights, properties and assets that are reflected in the "KSAT-TV" column of the Closing Date Balance Sheet, but excluding in each and every case, and notwithstanding anything to the contrary contained in this Agreement, the Excluded Assets.

         1.1.118. San Antonio Purchaser. "San Antonio Purchaser" means Post-Newsweek Stations, San Antonio, Inc., a Delaware corporation.

         1.1.119. San Antonio Real Property Leases. "San Antonio Real Property Leases" means the Real Property Leases relating to the San Antonio Leased Real Property.

         1.1.120. Scheduled Intellectual Property Rights. "Scheduled Intellectual Property Rights" has the meaning ascribed to such term in Section 5.1.10.

         1.1.121.  Study.  "Study" has the meaning ascribed to such term in
Section 6.10.

         1.1.122.  Surveys.  "Surveys" has the meaning ascribed to such term in
Section 6.1.

         1.1.123. Talent Agreements. "Talent Agreements" has the meaning ascribed to such term in Section 6.6(k).

         1.1.124. Tangible Personal Property. "Tangible Personal Property" means the Owned Tangible Personal Property, the Houston Leased Tangible Personal Property, the San Antonio Leased Tangible Personal Property, the Blue Ridge Leased Tangible Personal Property and the HT Joint Venture Leased Tangible Personal Property.

         1.1.125. Tax. "Tax" means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

         1.1.126. Tax Returns. "Tax Returns" means all returns, declarations, reports and information returns or statements relating to Taxes, including any amendments thereto.

         1.1.127. Third Party Claim. "Third Party Claim" has the meaning ascribed to such term in Section 8.4(a).

         1.1.128. Title Company. "Title Company" means a title company reasonably acceptable to Purchasers.

         1.1.129. Title Policies. "Title Policies" has the meaning ascribed to such term in Section 7.4(c)(3).

         1.1.130. Transfer. "Transfer" means transfer, grant, convey, assign and deliver or, as the context may require, any one or more of the foregoing.

         1.1.131. Transfer Documents. "Transfer Documents" means such bills of sale, general warranty deeds, assignments, certificates of title and other instruments of transfer, as may be necessary or appropriate to Transfer to Purchasers all of Seller's right, title and interest in, to and under the Purchased Assets, to be prepared and duly executed by Seller in form and substance reasonably satisfactory to Purchasers.

         1.1.132. TV Licenses. "TV Licenses" means the KPRC-TV License and the KSAT-TV License.

         1.1.133. TV Stations. "TV Stations" means the KPRC-TV Station and the KSAT-TV Station.

         1.1.134.  Undertaking.  "Undertaking" means the undertaking of William
P. Hobby and Jessica Hobby Catto in substantially the form of Exhibit A, duly executed by each such stockholder of Seller.

         1.1.135. Utilities. "Utilities" means all utilities, including the following: water distribution and service facilities; sanitary sewers and associated installations; storm sewers; storm retention ponds and other drainage facilities; electrical distribution and service facilities; telephone, cable television and similar communication facilities; heating, ventilating, cooling and air conditioning systems and facilities; natural gas distribution and service facilities; fire protection facilities; garbage compaction and collection facilities; and all other utility lines, conduit, pipes, ducts, shafts, equipment, apparatus and facilities.

         1.2. Certain Interpretive Matters. (a) Unless the context otherwise requires, (i) all references in this Agreement to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not exclusive, (v) words in the singular include the plural and vice versa,
(vi) the phrase "liabilities and obligations" means all liabilities and obligations of any nature, whether fixed or contingent, known or unknown, or arising under contract, law, equity, or otherwise, and (vii) the word "including" and similar terms following any statement will not be construed to limit the statement to the matters listed after such word or term, whether a phrase of nonlimitation such as "without limitation" is used. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                 (b) Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.


                              II.  THE ACQUISITION

         2.1. Purchase and Sale of Purchased Assets. On the terms and subject to the conditions hereof, at the Closing, (a) Seller will Transfer to the Houston Purchaser, and the Houston Purchaser will purchase and accept from Seller, all of the Houston Purchased Assets and
(b) Seller will Transfer to the San Antonio Purchaser, and the San Antonio Purchaser will purchase and accept from Seller, all of the San Antonio Purchased Assets. Seller will not Transfer to either Purchaser, and neither Purchaser will acquire from Seller, any of the Excluded Assets, which are specifically excluded from the Purchased Assets and will remain the property of Seller.

         2.2. Nonassignable Contracts.

         2.2.1. Nonassignability. To the extent that any Contract to be Transferred pursuant to the terms of Section 2.1 is not capable of being Transferred without the consent, approval or waiver of a third person or entity (including a Governmental Entity), or if such Transfer or attempted Transfer would constitute a breach thereof or a violation of any Law, nothing in this Agreement will constitute a Transfer or an attempted Transfer thereof prior to the time at which all consents, waivers and approvals necessary for such Transfer shall have been obtained.

         2.2.2. Seller to Use Reasonable Efforts. Seller will use reasonable efforts, and Purchasers will reasonably cooperate with Seller in such efforts, to obtain such consents, approvals and waivers necessary to Transfer to (a) the Houston Purchaser all of the Contracts referred to in Section 2.2.1 that are Houston Contracts and (b) the San Antonio Purchaser all of the Contracts referred to in Section 2.2.1 that are San Antonio Contracts.

         2.2.3. If Consents or Waivers Cannot Be Obtained. To the extent that the consents, approvals and waivers referred to in Section 2.2.1 are not obtained by Seller, Seller will, during the term of the affected Contract, use reasonable efforts, at no greater expense to Purchasers than the expense that would be incurred by Purchasers were such consents, approvals or waivers obtained, to (a) provide to the Houston Purchaser or the San Antonio Purchaser, as the case may be, the benefits under any Contract referred to in Section 2.2.1, (b) cooperate in any reasonable and lawful arrangement designed to provide such benefits to such Purchaser, and (c) enforce, at the written request of such Purchaser, for the account of such Purchaser, any rights of Seller under the affected Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the direction of such Purchaser). Purchasers will reasonably cooperate with Seller in order to enable Seller to provide the benefits contemplated by this Section 2.2.3 to Purchasers.

         2.2.4. Obligation of Purchasers to Perform. The Houston Purchaser or the San Antonio Purchaser, as applicable, will perform the obligations of Seller arising under the affected

Contracts referred to in Section 2.2.1, but only if and to the extent that Seller provides to such Purchaser the benefits thereof pursuant to Section 2.2.3; provided, however, that Seller will indemnify, defend and hold Purchasers, their Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Liabilities arising from or relating to any claim asserted by a third party in respect of any failure to obtain any consent, approval or waiver alleged to be required in connection with any of the actions required to be taken by Seller pursuant to this Section 2.2.


                              III.  PURCHASE PRICE

         3.1. Purchase Price. In addition to the assumption by the Houston Purchaser of the Assumed Houston Liabilities and the assumption by the San Antonio Purchaser of the Assumed San Antonio Liabilities, Purchasers jointly and severally will be obligated to, and will, pay to Seller upon the Transfer of the Purchased Assets to Purchasers at the Closing a purchase price in the amount of $253,000,000, subject to possible adjustment as provided in the last paragraph of Section 6.6 (as adjusted, if applicable, the "Purchase Price"). The Purchase Price will be payable by wire transfer of immediately available funds to such bank account or accounts as Seller designates in writing to Purchasers at least two business days prior to the Closing.

         3.2. Allocation of Purchase Price. For the purpose of determining the allocation of the Purchase Price among the Purchased Assets, Purchasers, at Purchasers' expense, will promptly cause an appraisal of the Purchased Assets (the "Appraisal") to be conducted by Harrison, Bond & Pecaro or another qualified independent appraiser reasonably acceptable to Seller. Purchasers will submit the Appraisal, together with Purchasers' proposed allocation of the Purchase Price among the Purchased Assets (which allocation will comply with the applicable requirements of Section 1060 of the Code and the regulations promulgated thereunder and will not allocate any portion of the Purchase Price to the covenants of Seller contained in Section 9.6), to Seller for Seller's approval (which approval will not be unreasonably withheld) on or before February 28, 1994. Purchasers and Seller will use their best efforts to agree, within 10 calendar days after the receipt by Seller of the Purchasers' proposed initial allocation, on the final allocation. Such final allocation, as approved by Seller, is hereinafter referred to as the "Allocation." Purchasers and Seller will report the purchase and sale of the Purchased Assets for tax reporting purposes in a manner consistent with the Allocation, subject to any adjustment required under Section 6.6, and will comply with the applicable information reporting requirements of Section 1060 of the Code and the regulations promulgated thereunder. If any taxing authority makes or proposes an allocation with respect to the Purchased Assets that differs materially from the Allocation, Purchasers and Seller will each have the right, at such party's election and expense, to contest such taxing authority's determination. In the event of such a contest, the other party or parties will cooperate reasonably with the contesting party or parties and will have the right to file such protective claims or returns as may be reasonably required to protect its or their interests.


                         IV.  ASSUMPTION OF LIABILITIES

         4.1. Assumed Liabilities. On the terms and subject to the conditions hereof (including Section 2.2.4), as of the Closing, the Houston Purchaser will assume and thereafter in due course pay, perform and discharge the Assumed Houston Liabilities, and the San Antonio Purchaser will assume and thereafter in due course pay, perform and discharge the Assumed San Antonio Liabilities. Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Purchasers' respective obligations in respect of the Assumed Liabilities will be subject to Purchasers' right to contest in good faith the nature and extent of any liability or obligation; provided, however, that each Purchaser will indemnify, defend and hold Seller, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Liabilities arising as a result of or in connection with such Purchaser contesting the nature or extent of any such liability or obligation, unless such liability or obligation results from or arises in connection with a breach by Seller of any of its representations, warranties, covenants or agreements contained in this Agreement.

         4.2. Retained Liabilities. Except as specifically provided in Section 4.1, Seller will retain, and Purchasers will not assume, or be responsible or liable with respect to, any liabilities or obligations of Seller or any of its Affiliates or any of their respective predecessors-in-interest, whether or not arising out of or relating to the conduct of the Businesses or associated with or arising from any of the Purchased Assets or any other rights, properties or assets used in or associated with the Businesses at any time on or prior to the Closing Date (collectively the "Retained Liabilities"). Without limiting the generality or effect of the foregoing, the Retained Liabilities will include all of the following liabilities and obligations of Seller or any of its Affiliates or any of their respective predecessors-in-interest:

         4.2.1. Other Balance Sheet Liabilities. Except as specifically provided in Section 4.1, all liabilities and obligations shown on the Closing Date Balance Sheet;

         4.2.2. Trade Payables. Except as specifically provided in Section 4.1, all liabilities and obligations that constitute trade payables incurred in connection with the conduct of the Businesses on or prior to the Closing Date, whether or not reflected in the Closing Date Balance Sheet;

         4.2.3.  Contract Liabilities.  Except as specifically provided in
Section 4.1, all liabilities and obligations arising under or relating to any Contract;

         4.2.4. Employee-Related Liabilities. Except as specifically provided in Section 4.1, all liabilities and obligations to any persons at any time employed by Seller or any of its Affiliates or any of their respective predecessors-in-interest, in the Businesses or otherwise, at any time, or to any such persons' spouses, children, other dependents or beneficiaries, arising out of, resulting from or otherwise relating to any such persons' employment by Seller or any of its Affiliates or any of their respective predecessors-in-interest or the termination of such employment (including in connection with the transactions contemplated by this Agreement), or any incidents, events, conditions or circumstances occurring or existing at any time during the period or periods of any such person's employment by Seller or any of its Affiliates or any of their respective predecessors-in-interest, including all such liabilities and obligations arising (a) under any Employee Plan, (b) under any employment, employee health and safety, wage and hour, equal opportunity, discrimination, plant closing or immigration and naturalization Laws, (c) under any employment, severance or collective bargaining agreements or arrangements (whether express or implied), or (d) in connection with any workers' compensation or any other employee health, accident or disability compensation plans, schemes or arrangements;

         4.2.5. Other Pre-Closing Liabilities. Except as specifically provided in Section 4.1, all liabilities and obligations that arise out of, result from or relate to incidents, events, circumstances or conditions that occurred or existed on or prior to the Closing Date in connection with the conduct of the Businesses or the ownership, possession, use, operation or sale or other disposition on or prior to the Closing Date of any of the Purchased Assets (or any other rights, properties or assets used in or associated with the Businesses at any time), including any and all such liabilities or obligations arising out of, resulting from or relating to the violation by Seller of any Laws on or prior to the Closing Date, but excluding liabilities and obligations arising out of, resulting from or relating to Hazardous Materials, Environmental Requirements or Environmental Damages (which are the subject of Section 4.3).

         4.2.6. Liabilities Relating to this Agreement. Except as specifically provided in Section 4.1, all liabilities and obligations incurred by Seller or any Affiliate of Seller under this Agreement or in connection with the execution and delivery of this Agreement or the performance by Seller of its obligations hereunder;

         4.2.7.  Taxes.  Except as specifically provided in Section 4.1 or
Section 10.2, all liabilities and obligations for any Taxes due or becoming due by reason of (a) the conduct of the Businesses on or prior to the Closing Date or (b) the ownership, possession, use, operation, purchase, acquisition, sale or other disposition on or prior to the Closing Date of any of the Purchased Assets (or any other rights, properties or assets used in or associated with the Businesses at any time on or prior to the Closing Date), including (i) Taxes attributable to the sale of advertising and other services and (ii) employee withholding tax obligations; and

         4.2.8. Liabilities Relating to Other Businesses. Except as specifically provided in Section 4.1, all liabilities and obligations based on incidents, events, circumstances or conditions occurring or existing in connection with, or arising out of, resulting from or otherwise relating to the conduct at any time of any business other than the Businesses or the ownership, possession, use, operation or sale or other disposition at any time of any rights, properties or assets other than the Purchased Assets.

         4.3. Environmental Liabilities. Purchasers will not assume any liabilities or obligations of Seller or any of its Affiliates or any of their respective predecessors-in-interest arising out of, resulting from or relating to Hazardous Materials, Environmental Requirements or Environmental Damages; provided, however, that such liabilities and obligations will not constitute Retained Liabilities.


                       V.  REPRESENTATIONS AND WARRANTIES

         5.1. Representations and Warranties of Seller. Seller represents and warrants to Purchasers at and as of the date hereof and again at and as of the Closing Date as follows:

         5.1.1. Corporate Matters. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold the Purchased Assets and to conduct the Businesses as presently conducted by it. Seller is duly qualified to conduct business as a foreign corporation in the State of Texas and in each other jurisdiction in which its ownership or lease of the Purchased Assets or its conduct of the Businesses requires such qualification under applicable law. Seller owns all of the Purchased Assets. Except for the business activities conducted by or through Blue Ridge, the HT Joint Venture and the Conus Partnership, at all times since September 30, 1992 Seller has conducted the Businesses directly and not through any Affiliate of Seller or through any other corporation, partnership or other entity.

                 (b) Schedule 5.1.1(b) sets forth the authorized and issued capital of Seller together with the name of each person or entity who or which is the record owner of any shares of capital stock of Seller and the number of shares of each class of capital stock of Seller owned by each such person or entity.

                 (c) Blue Ridge is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease or otherwise hold the Blue Ridge Assets and to conduct the business activities presently conducted by it. Blue Ridge is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business activities requires such qualification under applicable law. Schedule 5.1.1(c) sets forth the authorized and issued capital of Blue Ridge together with the name of each person or entity who or which is the record owner of any shares of capital stock of Blue Ridge and the number of shares of each class of capital stock of Blue Ridge owned by each such person or entity. Seller is the sole record and beneficial owner of, and has good, marketable and (except to the extent specified on any Schedule) exclusive title to, the Blue Ridge Shares (which constitute 50% of the issued and outstanding shares of capital stock Blue Ridge), free and clear of any Liens. The delivery to the Houston Purchaser at the Closing of the Transfer Documents contemplated by this Agreement will vest in the Houston Purchaser good, marketable and (except to the extent specified on any Schedule) exclusive title to the Blue Ridge Shares free and clear of any Liens other than Permitted Owned Tangible Personal Property Liens and Liens created by Purchasers.

         5.1.2. Authorization and Effect of Agreement. Seller has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by Seller. The execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated hereby to be performed by Seller have been duly authorized by all necessary action on the part of Seller, Seller's board of directors and stockholders and, if applicable, holders of Seller's indebtedness. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Purchasers, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any proceeding seeking the same may be brought.

         5.1.3. No Restrictions Against Sale of the Purchased Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller, Blue Ridge, the HT Joint Venture or any of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets under any applicable Law in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it, except (a) for the filing of the notification and report form by Seller under the HSR Act and the expiration or termination of the applicable waiting period thereunder, (b) for the filing by Seller of an application requesting, and the receipt of, the consent of the FCC (either directly or pursuant to delegated authority) to the assignment of the KPRC-TV License from Seller to the Houston Purchaser and the assignment of the KSAT-TV License from Seller to the San Antonio Purchaser, and (c) as set forth on
Schedule 5.1.3. Except to the extent specified on Schedule 5.1.3, assuming that, as of the Closing Date, the filings referred to in the preceding sentence shall have been made, the waiting period referred to therein shall have expired or been terminated and the consents referred to therein shall have been obtained and shall remain in full force and effect, the execution and delivery of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated hereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (a) the Certificate of Incorporation or By-laws of Seller, (b) the Articles of Incorporation or By-Laws of Blue Ridge, (c) the HT Joint Venture Agreement, (d) any Law to which Seller, Blue Ridge, the HT Joint Venture or any of the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets is subject, (e) any contract or agreement by which Seller, Blue Ridge or the HT Joint Venture is bound or to which any of their respective properties or assets is subject (other than any Contract that is not an Assumed Contract and to which none of the Purchased Assets is subject), (f) the TV Licenses, (g) any of the Other Licenses, or (h) any other Purchased Assets. Seller has no obligation to any person or entity other than Purchasers and their representatives to consummate, or to enter into any agreement, negotiations or discussions regarding, any merger, sale of securities, sale of substantial assets, investment proposal or similar transaction involving in any way either of the Businesses, any of the Purchased Assets or the sale of capital stock or other securities of Seller, and any and all obligations which Seller may previously have had to any such person or entity at any time with respect to any of such matters have terminated and been fully discharged without any continuing liability or obligations, other than confidentiality obligations, on the part of Seller or any other person or entity.

         5.1.4. Financial Statements. (a) Attached as Schedule 5.1.4(a) are the unaudited statements of earnings (the "Earnings Statements") of the Businesses for the fiscal years ended December 31, 1990, 1991 and 1992 and the nine-month period ended September 30, 1993 and the unaudited balance sheets of the Businesses as of December 31, 1990, 1991 and 1992 (the "Prior Years' Balance Sheets") and as of the Balance Sheet Date (the "Balance Sheet" and, together with the Earnings Statements and the Prior Years' Balance Sheets, the "Financial Statements"). The Financial Statements were prepared from and in accordance with the books and records of Seller pertaining to the Businesses, present fairly, in all material respects, the financial position of the Businesses as of the dates indicated therein and the results of operations of the Businesses as of and for the periods indicated therein and, except as otherwise noted thereon, were prepared in conformity with GAAP; provided, however, that the Financial Statements do not contain the notes that would normally be included in financial statements prepared in accordance with GAAP and the Financial Statements as of and for the nine-month period ended September 30, 1993 are subject to normal year-end adjustments. The books and records of Seller accurately reflect the transactions of or relating to the Businesses. The Closing Date Balance Sheet will, except for any matters noted thereon that were also noted on the Financial Statements, be prepared in accordance with GAAP and will present fairly, in all material respects, the financial position of the Businesses as of the Closing Date, except that the Closing Date Balance Sheet will not contain the notes that would normally be included in financial statements prepared in accordance with GAAP and will not include statements of earnings or cash flows.

                 (b) Attached as Schedule 5.1.4(b) are the unaudited statements of earnings of each of Blue Ridge and the HT Joint Venture for the eleven-month and nine-month periods, respectively, ended September 30, 1993 and the unaudited balance sheets of each of Blue Ridge and HT Joint Venture as of the Balance Sheet Date (collectively, the "Joint Venture Financial Statements"). The Joint Venture Financial Statements were prepared from and in accordance with the books and records of Blue Ridge and the HT Joint Venture, as applicable, and accurately reflect the assets and liabilities of Blue Ridge and the HT Joint Venture as of the Balance Sheet Date and the income of Blue Ridge and HT Joint Venture for the eleven-month and nine-month periods, respectively, ended September 30, 1993. To Seller's knowledge, the books and records of Blue Ridge and the

HT Joint Venture accurately reflect the transactions of Blue Ridge and the HT Joint Venture, respectively.

         5.1.5.  Conduct of the Businesses.  Except to the extent specified on
Schedule 5.1.5 or on any other Schedule, since September 30, 1992 (a) the Businesses have been conducted only in the Ordinary Course in all Material Respects and (b) there has not occurred any Material Adverse Change.

         5.1.6. Compliance With Laws. None of (a) Seller, in connection with the conduct of the Businesses, (b) Blue Ridge or the HT Joint Venture, in connection with the conduct of their respective business activities, or (c) the use, condition or any other aspect of any Purchased Asset, Blue Ridge Asset or HT Joint Venture Asset is or has been in violation in any material respect of any applicable Law; provided, however, that Seller makes no representation or warranty as to any Environmental Requirements except as set forth in Section 5.1.16.

         5.1.7. Real Property. (a) Attached as Schedule 5.1.7(a) is a true and complete listing of all of the real property owned or used by Seller in connection with the conduct of the Businesses or owned or used by Blue Ridge or the HT Joint Venture, respectively, in connection with the conduct of the business activities of Blue Ridge and the HT Joint Venture, with the real property owned by Seller and used in connection with the conduct of the Houston Business being listed or described thereon under the caption "Houston Owned Real Property," the real property owned by Seller and used in connection with the conduct of the San Antonio Business being listed or described thereon under the caption "San Antonio Owned Real Property," the real property owned by Blue Ridge being listed or described thereon under the caption "Blue Ridge Owned Real Property," the real property owned by the HT Joint Venture being listed thereon under the caption "HT Joint Venture Owned Real Property," all other real property used by Seller in connection with the conduct of the Houston Business being listed or described thereon under the caption "Houston Leased Real Property," all other real property used by Seller in connection with the conduct of the San Antonio Business being listed or described thereon under the caption "San Antonio Leased Real Property," all other real property used by Blue Ridge in connection with the conduct of its business activities being listed thereon under the caption "Blue Ridge Leased Real Property" and all other real property used by the HT Joint Venture in connection with the conduct of its business activities being listed thereon under the caption "HT Joint Venture Leased Real Property."

                 (b) Seller has good, marketable and (except to the extent specified on any Schedule) exclusive title to, and the valid and enforceable power and unqualified right to use and Transfer to the Houston Purchaser the Houston Owned Real Property and to the San Antonio Purchaser the San Antonio Owned Real Property. Blue Ridge has good, marketable and (except to the extent specified on any Schedule) exclusive title to, and the valid and enforceable power and right to use, the Blue Ridge Owned Real Property. The HT Joint Venture has good, marketable and (except to the extent specified on any Schedule) exclusive title to, and the valid and enforceable power and right to use, the HT Joint Venture Owned Real Property. The Owned Real Property is free and clear of any Liens except for Permitted Owned Real Property Liens, including Liens listed or described on
Schedule 5.1.7(b).

                 (c) The delivery to Purchasers at the Closing of the Transfer Documents contemplated by this Agreement will vest good, marketable and (except to the extent specified on any Schedule) exclusive title to the Houston Owned Real Property and the San Antonio Owned Real Property in the Houston Purchaser and the San Antonio Purchaser, respectively, free and clear of all Liens, except for the Permitted Owned Real Property Liens and any Liens created by Purchasers.

                 (d) Except to the extent specified on Schedule 5.1.7(d), Seller is the undisputed sole lessee, licensee, permittee, grantee or other beneficiary with respect to, and is in actual possession of, the Houston Leased Real Property and the San Antonio Leased Real Property, and is entitled to quiet enjoyment of the Houston Leased Real Property and the San Antonio Leased Real Property and the use of the Houston Leased Real Property and the San Antonio Leased Real Property in connection with the conduct of the Businesses without any interference or claims by any person or entity, in accordance with the terms of the relevant lease, license, permit, easement, right-of-way, contract or other agreement (the "Real Property Leases"), which Real Property Leases are, in each case, directly with the fee simple owners of the Houston Leased Real Property and the San Antonio Leased Real Property covered thereby (the "Real Property Lessors").

                 (e) Except to the extent specified on Schedule 5.1.7(e), Blue Ridge or the HT Joint Venture, as the case may be, is the undisputed sole lessee, licensee, permitted, grantee or other beneficiary with respect to, and is in actual possession of, the Blue Ridge Leased Real Property and the HT Joint Venture Leased Real Property and is entitled to quiet enjoyment of the Blue Ridge Leased Real Property and the HT Joint Venture Leased Real Property and the use of the Blue Ridge Leased Real Property and the HT Joint Venture Leased Real Property in connection with the conduct of its business activities without any interference or claims by any person or entity, in accordance with the terms of the relevant lease, license, permit, easement, right-of-way, contract or other agreement (the "Blue Ridge Real Property Leases" and the "HT Joint Venture Real Property Leases," as the case may be) which Blue Ridge Real Property Leases and HT Joint Venture Real Property Leases are, in each case, directly with the fee simple owners of the Blue Ridge Leased Real Property or HT Joint Venture Leased Real Property, respectively, covered thereby.

                 (f) Except to the extent specified on Schedule 5.1.7(f), neither Seller nor, as regards the Blue Ridge Owned Real Property and Blue Ridge Leased Real Property, Blue Ridge, nor, as regards the HT Joint Venture Owned Real Property and HT Joint Venture Leased Real Property, the HT Joint Venture, has leased or sublet, as lessor or sublessor, and no third party is in possession of, any of the Real Property. Neither Seller nor, as regards the Blue Ridge Owned Real Property and Blue Ridge Leased Real Property, Blue Ridge, nor, as regards the HT Joint Venture Owned Real Property and HT Joint Venture Leased Real Property, the HT Joint Venture, has transferred any air rights, subsurface rights or development rights relating to the Real Property, and no portion of the Real Property has been condemned, requisitioned or otherwise taken by any Governmental Entity (and, to Seller's knowledge, no such condemnation, requisition or taking is threatened or contemplated).

                 (g) Except to the extent specified on Schedule 5.1.7(g), all buildings, structures (including broadcast transmission towers), improvements, fixtures and facilities included in the Real Property and all components thereof, including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, potable water, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good operating condition and repair, subject to normal (considering their age) wear and tear, are adequate and sufficient for the uses to which they are put in the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture, as the case may be, are free from material defects and do not require maintenance or repairs other than ordinary, routine maintenance and repairs which are not material in cost or nature. Except to the extent specified on Schedule 5.1.7(g), the walls, roofs and subterranean portions, if any, of the buildings, structures and other improvements included in the Real Property are sound and watertight. Except to the extent specified on Schedule 5.1.7(g), to the knowledge of Seller, there is no water diffusion or other intrusion into any buildings, structures or other improvements included in the Real Property that would impair the value or use thereof in connection with the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture, as the case may be. Any express warranties given in connection with any portions of the roof for the San Antonio studio building built, repaired or replaced within the preceding ten-year period remain in full force and effect and are assignable, and at the Closing will be assigned, to the San Antonio Purchaser.

                 (h) Except to the extent specified on Schedule 5.1.7(h), none of the buildings, structures and other improvements included in the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, violates any Law, License, Other License or Contract, or any restrictive covenant, condition, easement, right-of-way or other encumbrance or restriction affecting such Real Property; provided, however, that Seller makes no representation or warranty as to any Environmental Requirements except as set forth in Section 5.1.16. Except to the extent specified on Schedule 5.1.7(h), no building, structure or improvement included in the Real Property encroaches upon the real property of any third party or any easement or right-of-way benefitting such real property, and no building, structure or improvement of any third party encroaches upon the Real Property or any easement or right-of-way benefitting the Real Property. Except to the extent specified on Schedule 5.1.7(h), the Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Law. Except to the extent specified on Schedule 5.1.7(h), the continued existence, use and occupancy of the Real Property, including the rights of egress and ingress thereto, by Purchasers, Blue Ridge and the HT Joint Venture, as applicable, and the conduct of the Businesses by Purchasers as it has heretofore been conducted, and the continued conduct by Blue Ridge and the HT Joint Venture of the respective business activities of Blue Ridge and the HT Joint Venture as they have heretofore been conducted, are not dependent on the granting of any special permit, exception, approval, condition or variance, other than one that has been granted to Seller and will be Transferred to or will inure to the benefit of Purchasers as of the Closing or one that will continue to inure to the benefit of Blue Ridge or the HT Joint Venture, as applicable, immediately following the Closing.

                 (i) Except to the extent specified on Schedule 5.1.7(i), each item of Real Property has: (i) full, unencumbered, convenient, insurable and free access to and from public highways, streets or roads, and there is no pending or, to Seller's knowledge, threatened governmental or private proceeding that would impair, curtail or adversely impact such access; (ii) adequate Utilities (A) installed across public property or valid easements to the boundary of such Real Property, (B) connected with proper permits and with all connection fees or charges paid, and (C) of a capacity and condition to serve adequately such Real Property (with due regard for the use to which such Real Property is presently being put) consistent with government requirements, and there is no pending or, to Seller's knowledge, threatened governmental or private proceeding that would impair, curtail or adversely impact such Utilities; and (iii) all other required public utilities. Except to the extent specified on Schedule 5.1.7(i), no easements are required or necessary for the full access and use of each item of Real Property.

         5.1.8. Tangible Personal Property. (a) Attached as Schedule 5.1.8(a) is a true and complete listing of all of the tangible personal property owned or used (except for items of tangible personal property having an original cost of less than $10,000) in connection with the conduct of the Businesses and the business activities of Blue Ridge and the HT Joint Venture, with the tangible personal property owned by Seller and used in connection with the conduct of the Houston Business being listed thereon under the caption "Houston Owned Tangible Personal Property," the tangible personal property owned by Seller and used in connection with the conduct of the San Antonio Business being listed thereon under the caption "San Antonio Owned Tangible Personal Property," the tangible personal property owned by Blue Ridge being listed thereon under the caption "Blue Ridge Owned Tangible Personal Property," the tangible personal property owned by the HT Joint Venture being listed therein under the caption "HT Joint Venture Owned Tangible Personal Property," the tangible personal property held by Seller under any Contract and used by Seller in connection with the conduct of the Houston Business being listed thereon under the caption "Houston Leased Tangible Personal Property," the tangible personal property held by Seller under any Contract and used by Seller in connection with the conduct of the San Antonio Business being listed thereon under the caption "San Antonio Leased Tangible Personal Property," the tangible personal property held by Blue Ridge under any Blue Ridge Contract being listed thereon under the caption "Blue Ridge Leased Tangible Personal Property" and the tangible personal property held by the HT Joint Venture under any HT Joint Venture Contract being listed thereon under the caption "HT Joint Venture Leased Tangible Personal Property." The Tangible Personal Property constitutes the only tangible personal property used by Seller in connection with the conduct of the Businesses or used by Blue Ridge or the HT Joint Venture in connection with the conduct of their respective business activities. Except to the extent specified on Schedule 5.1.8(a), all of the Tangible Personal Property is in good operating condition and repair, subject to normal (considering its age) wear and tear, and is adequate and sufficient for the uses to which it is put in the conduct of the Businesses or the respective business activities of Blue Ridge or the HT Joint Venture, as the case may be. Except to the extent specified on Schedule 5.1.8(a), none of the Tangible Personal Property has any material defects or is in need of maintenance or repairs other than ordinary, routine maintenance and repairs which are not material in nature or cost. Seller has good, marketable and (except to the extent specified on any Schedule) exclusive title to, and the valid and enforceable power and unqualified right to use and Transfer to Purchasers, the Houston Owned Tangible Personal Property and the San Antonio Owned Tangible Personal Property, and the Owned Tangible Personal Property is free and clear of any Liens, except for Permitted Owned Tangible Personal Property Liens, including the Liens listed or described on Schedule 5.1.8(a). Each of Blue Ridge and the HT Joint Venture has good, marketable and (except to the extent specified on any Schedule) exclusive title to, and the valid and enforceable right to use, the Blue Ridge Owned Tangible Personal Property and the HT Joint Venture Owned Tangible Personal Property, respectively, and such tangible personal property is free and clear of any Liens, except for Permitted Owned Tangible Personal Property Liens, including the Liens listed or described on Schedule 5.1.8(a).

                 (b) The delivery to Purchaser at Closing of the Transfer Documents will vest good, marketable and (except to the extent specified on any Schedule) exclusive title to the Houston Owned Tangible Personal Property and the San Antonio Owned Tangible Personal Property in the Houston Purchaser and the San Antonio Purchaser, respectively, free and clear of all Liens, except for Permitted Owned Tangible Personal Property Liens and any Liens created by Purchasers.

         5.1.9. Contracts. (a) Attached as Schedule 5.1.9(a) is a true and complete listing or description of each Houston Contract, San Antonio Contract, Blue Ridge Contract and HT Joint Venture Contract, other than (i) agreements or contracts with persons or entities that are not Related Parties of Seller entered into in the Ordinary Course which are terminable without payment of premium or penalty at will or upon not more than 30 calendar days' notice or which impose remaining monetary obligations not in excess of $10,000 and which impose no material non-monetary obligations, are not Talent Agreements and do not relate to programming, (ii) agreements or contracts entered into with persons or entities that are not Related Parties of Seller in the Ordinary Course for the sale or sponsorship of advertising time solely for cash at substantially standard rates for such advertising time, for which no prepayment has been received and the current terms of which expire on or prior to September 30, 1994, (iii) contracts entered into between the date hereof and the Closing Date in accordance with the provisions of Sections 6.6 and 6.7, and
(iv) Employee Plans listed on Schedule 5.1.14(a), with the Houston Contracts being listed thereon under the caption "Houston Contracts," the San Antonio Contracts being listed thereon under the caption "San Antonio Contracts," the Blue Ridge Contracts being listed thereon under the caption "Blue Ridge Contracts" and the HT Joint Venture

Contracts being listed thereon under the caption "HT Joint Venture Contracts." Except for the Contracts, the Blue Ridge Contracts and the HT Joint Venture Contracts, none of Seller, Blue Ridge and the HT Joint Venture is a party to any agreement or contract relating to, or used by any of Seller, Blue Ridge and the HT Joint Venture in connection with, the conduct of the Businesses or the respective business activities of Blue Ridge and the HT Joint Venture or to which any of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets is subject. Except to the extent specified on Schedule 5.1.9(a), no Related Party (other than Blue Ridge or the HT Joint Venture) is a party to any such Contract, Blue Ridge Contract or HT Joint Venture Contract. Seller heretofore has provided Purchasers with true, complete and correct copies of each of the Contracts, Blue Ridge Contracts and HT Joint Venture Contracts (including all amendments thereto) listed or described on Schedule 5.1.9(a) that are written and true, complete and correct written summaries of the Contracts, Blue Ridge Contracts and HT Joint Venture Contracts listed or described on Schedule 5.1.9(a) that are oral.

                 (b) Each of Seller, Blue Ridge and the HT Joint Venture) has performed all material obligations required to be performed by it to date under the Contracts, Blue Ridge Contracts and HT Joint Venture Contracts, respectively. Neither Seller, Blue Ridge nor the HT Joint Venture nor, to Seller's knowledge, any other party to any Contract, Blue Ridge Contract or HT Joint Venture Contract has improperly terminated or is in breach or default under such Contract, Blue Ridge Contract or HT Joint Venture Contract and there exists no condition or event which, after the giving of notice or lapse of time or both, would constitute any such breach, termination or default on the part of Seller, Blue Ridge or the HT Joint Venture or, to Seller's knowledge, any other party. Each of the Contracts, Blue Ridge Contracts and HT Joint Venture Contracts is in full force and effect and is a legal, binding and enforceable obligation of Seller, Blue Ridge or the HT Joint Venture, respectively, and of each of the other parties thereto.

         5.1.10. Intellectual Property. (a) Attached as Schedule 5.1.10(a), which Schedule may incorporate by reference appropriate matters listed or described on other schedules to this Agreement, is a true and complete listing (including, to the extent applicable, by registration, application or file number) of all patents, copyrights, trademarks, trade names, service marks, call letters, assumed names, logos, and slogans, and all registrations of or applications for registration of any of the foregoing, together with all other material Intellectual Property Rights, used in the conduct of the Businesses (collectively, the "Scheduled Intellectual Property Rights"), with all of the Scheduled Intellectual Property Rights used in connection with Houston Business being listed thereon under the caption "Houston Intellectual Property Rights" and all of the Scheduled

Intellectual Property Rights that are used in connection with the San Antonio Business being listed thereon under the caption "San Antonio Intellectual Property Rights" and with all of the Scheduled Intellectual Property Rights that are owned by Seller being marked on Schedule 5.1.10(a) with an asterisk. The Scheduled Intellectual Property Rights constitute all of the intellectual property rights reasonably necessary to conduct the Businesses as now conducted. Seller heretofore has provided Purchasers with true, complete and correct copies of each registration or application for registration covering any of the Intellectual Property Rights which are registered with, or in respect of which any application for registration has been filed with, any Governmental Entity. All such registrations are valid and in good standing.

                 (b)      Except to the extent specified on Schedule 5.1.10(b),
(i) Seller owns or is licensed to use all of the Scheduled Intellectual Property Rights and (ii) all of the Scheduled Intellectual Property Rights are free and clear of all Liens. Except to the extent specified on Schedule 5.1.10(b), (i) the delivery to Purchasers at the Closing of the Transfer Documents contemplated by this Agreement will vest all of Seller's right, title and interest in, to and under the Scheduled Intellectual Property Rights that are Houston Intellectual Property Rights in the Houston Purchaser and the Scheduled Intellectual Property Rights that are San Antonio Intellectual Property Rights in the San Antonio Purchaser, free and clear of all Liens. Except to the extent specified on Schedule 5.1.10(b), there is no unresolved claim or demand asserting a conflict with the rights of others in connection with Seller's use of any of the Intellectual Property Rights in connection with the conduct of the Businesses.

         5.1.11. Licenses and Permits. (a) Attached as Schedule 5.1.11(a) is a true and complete list and brief description of the TV Licenses and all Other Licenses required to permit, in accordance with the rules and regulations of the FCC and any other Governmental Entity, the continued operation of the TV Stations and the continued conduct of the Businesses as now operated or conducted or proposed to be operated or conducted under existing agreements, with the KPRC-TV License and the Other Houston Licenses being listed thereon under the caption "Houston Licenses" and the KSAT-TV License and the Other San Antonio Licenses being listed thereon under the caption "San Antonio Licenses." Seller is the authorized legal holder of the TV Licenses and all of the Other Licenses. Seller heretofore has provided Purchasers with true, correct and complete copies of the TV Licenses and each of the Other Licenses.

                 (b) Except to the extent specified on Schedule 5.1.11(b), the TV Licenses and each of the Other Licenses are valid and in full force and effect; Seller is in compliance with all of the provisions of the TV Licenses and each of the Other Licenses and with the Communications Act; and no Governmental Entity, including the FCC, has instituted any proceedings for the cancellation, non-renewal or modification of either of the TV Licenses or any of the Other Licenses and, to the knowledge of Seller, no such proceedings are threatened. To Seller's knowledge, the TV Licenses and the Other Licenses will, upon their scheduled expiration, be renewed in the ordinary course and without the imposition of any material condition.

                 (c) Except to the extent specified on Schedule 5.1.11(c), each of (i) the Other Houston Licenses and, with the consent of the FCC described in Section 7.1(c), the KPRC-TV License (A) is assignable by Seller to the Houston Purchaser as contemplated by this Agreement and (B) will be Transferred to the Houston Purchaser upon Seller's delivery to the Houston Purchaser at Closing of the Transfer Documents contemplated by this Agreement and will thereafter remain in full force and effect and (ii) the Other San Antonio Licenses and, with the consent of the FCC described in Section 7.1(c), the KSAT-TV License (A) is assignable by Seller to the San Antonio Purchaser as contemplated by this Agreement and (B) will be Transferred to the San Antonio Purchaser upon Seller's delivery to the San Antonio Purchaser at Closing of the Transfer Documents contemplated by this Agreement and will thereafter remain in full force and effect.

                 (d) Attached as Schedule 5.1.11(d) is a true and complete list and brief description of all licenses, permits and authorizations issued by any Governmental Entity in connection with the conduct of the business activities of Blue Ridge and the HT Joint Venture or the ownership or use of any of the Blue Ridge Assets or HT Joint Venture Assets. Each of such licenses, permits and authorizations is in full force and effect; Blue Ridge or the HT Joint Venture, as the case may be, is in compliance with all of the provisions thereof; no Governmental Entity, including the FCC, has instituted any proceedings for the cancellation, non-renewal or modification thereof and, to Seller's knowledge, no such proceedings are threatened; and to Seller's knowledge, each of such licenses, permits and authorizations will remain in full force and effect following the consummation of the transactions contemplated hereby and will, upon their scheduled expiration, be renewed in the ordinary course and without the imposition of any material condition.

         5.1.12. Insurance. Schedule 5.1.12 sets forth a true and complete list of all policies of property, casualty, liability and other forms of insurance covering any portion of the Purchased Assets, the Blue Ridge Assets, the HT Joint Venture Assets or any aspect of the Businesses or the business activities of Blue Ridge or the HT Joint Venture (which list indicates the types and amounts of coverage under such policies). All such insurance is in full force and effect and none of Seller, Blue

Ridge and the HT Joint Venture is in default under any such policies in any respect that could result in a cancellation thereof or a refusal by the insurer to pay any claim thereunder, nor has Seller, Blue Ridge or the HT Joint Venture failed to give any notice or present any claim under any such policy in due and timely fashion.

         5.1.13. Litigation; Decrees.  Except as listed or described on
Schedule 5.1.13 and for administrative rulemaking and other proceedings of general applicability to the broadcast industry, there are no pending or, to the knowledge of Seller, threatened lawsuits, claims, administrative or other proceedings or investigations against Seller, Blue Ridge or the HT Joint Venture arising out of or relating to this Agreement or the transactions contemplated hereby or the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture, or otherwise pertaining to or affecting the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets, and there is no unasserted claim with respect to any of the foregoing that, to Seller's knowledge, is probable of assertion. None of Seller, Blue Ridge and the HT Joint Venture is in default under any judgment, order or decree of any Governmental Entity applicable to it or the ownership or use of the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets.

         5.1.14. Employee Plans; Labor Relations. (a) Schedule 5.1.14(a) sets forth a true and correct list or description of all Employee Plans. For purposes of this Agreement, the term "Employee Plan" means each employee benefit plan as defined in Section 3(3) of ERISA, other than a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan"), sponsored or maintained by Seller, Blue Ridge or the HT Joint Venture, or to which Seller, Blue Ridge or the HT Joint Venture contributes or is obligated to contribute, or under which Seller, Blue Ridge or the HT Joint Venture has any liability with respect to any person presently employed by Seller, Blue Ridge or the HT Joint Venture in connection with the Businesses or the business activities of Blue Ridge or the HT Joint Venture (an "Employee").

                 (b) With respect to any Employee Plan that is an employee pension plan within the meaning of Section 3(2) of ERISA, (i) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, that has resulted or could result in the imposition of a Lien upon any of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets and (ii) no event has occurred and no circumstance exists under which Seller, Blue Ridge or the HT Joint Venture has incurred or may incur directly or indirectly, liability under the provisions of Title IV of ERISA.

                 None of Seller, Blue Ridge and the HT Joint Venture is obligated to contribute or otherwise be a party to any

Multiemployer Plan providing benefits for any Employee or former Employee. With respect to each Employee Plan, Seller has delivered to Purchasers, (A) an accurate copy of the plan document for each Employee Plan as currently in effect (or a description of any Employee Plan for which there is no plan document) and (B) a copy of the most recent summary plan description, together with each summary of material modifications.

                 (c)      Except to the extent specified on Schedule 5.1.14(c),
(i) none of Seller, Blue Ridge and the HT Joint Venture is a party to or subject to any collective bargaining agreements with respect to any Employees,
(ii) there are no controversies, disputes or proceedings pending or, to Seller's knowledge, threatened between Seller, Blue Ridge or the HT Joint Venture and any of the Employees, (iii) no labor union or other collective bargaining unit represents or claims to represent any of the Employees, and
(iv) to Seller's knowledge, there is no union campaign being conducted to solicit cards from Employees to authorize a union to request a National Labor Relations Board certification election with respect to any Employees.

                 (d) Seller heretofore delivered to Purchasers a list of all Employees, together with their annualized base pay and a description of the amount and bases of their other compensation, including whether such compensation is governed by a collective bargaining agreement or other contract.

         5.1.15. Taxes. (a) Each of Seller, Blue Ridge and the HT Joint Venture has filed or caused to be filed with the appropriate Governmental Entities all Tax Returns required to be filed by it (taking into account all extensions of due dates). All such Tax Returns were correct and complete in all material respects. All amounts in respect of Taxes due or claimed by any Governmental Entity or other taxing authority or any other person or entity to be due from Seller, Blue Ridge or the HT Joint Venture have been fully paid. Except to the extent specified on Schedule 5.1.15, (i) none of Seller, Blue Ridge and the HT Joint Venture has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) no claim that could affect Purchasers, Blue Ridge or the HT Joint Venture or the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets has been made by a tax authority in any jurisdiction where Seller, Blue Ridge or the HT Joint Venture, as the case may be, does not file Tax Returns that it is or may be subject to taxation in such jurisdiction, and, to Seller's knowledge, no such assertion of jurisdiction is threatened, (iii) no issue has been raised by any tax authority which reasonably can be expected to result in a deficiency for any taxable period of Seller, Blue Ridge or the HT Joint Venture, (iv) none of Seller, Blue Ridge and the HT Joint Venture is a party to, has received notice of, or has knowledge of, any pending or threatened administrative or judicial action or proceeding by any Governmental Entity for the assessment or collection of any Taxes, (v) no security interests have been imposed on or asserted against any of the Purchased Assets, Blue Ridge Assets, HT Joint Venture Assets or any other properties or assets of Seller as a result of or in connection with any failure or alleged failure to pay any Tax, (vi) none of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets is property that is required to be treated as being owned by any other person pursuant to the safe-harbor lease provisions of former Section 168(f)(8) of the Code, and (vii) none of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                 (b) Each of Seller, Blue Ridge and the HT Joint Venture has (i) withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable Laws from each of their Employees and former Employees for all periods which, as of the date of this Agreement, remain open under federal, state, municipal, local or other Laws for assessment or collection, (ii) correctly and properly prepared and duly and timely filed all returns and reports relating to Taxes withheld from each of their Employees and former Employees and to their employer liability for employment Taxes under federal, state, municipal, local and other Laws, and (iii) duly and timely paid and remitted to the appropriate taxing authorities all amounts withheld from each of their Employees and former Employees and any additional amounts that represent their employer liability for employment Taxes under applicable Law.

                 (c) None of Seller, Blue Ridge and the HT Joint Venture has filed a consent under Section 341(f) of the Code. None of Seller, Blue Ridge and the HT Joint Venture has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         5.1.16. Environmental Matters.  (a) Except to the extent specified on
Schedule 5.1.16(a) or in the Study, during the Control Period or, to Seller's knowledge, prior thereto, (i) neither Seller nor any other person or entity has engaged in or permitted any operations or activities upon, or any use or occupancy of the Real Property, or any portion thereof, resulting in the storage, emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Real Property in quantities that are reportable or the remediation of which is required, or with respect to which other affirmative action must be taken, under applicable Environmental Requirements, (ii) no Hazardous Materials have migrated from the Real Property to, upon, about or beneath other properties, and

(iii) no Hazardous Materials have migrated from other properties to, upon, about or beneath the Real Property.

                 (b) Except to the extent specified on Schedule 5.1.16(b) or in the Study, (i) during the Control Period or, to Seller's knowledge, prior thereto, there has not been constructed, placed, deposited, stored, disposed of or located on the Real Property any asbestos in any form, (ii) during the Control Period or, to Seller's knowledge, prior thereto, no underground improvements, including treatment or storage tanks, sumps, or water, gas or oil wells, have been located on the Real Property, (iii) during the Control Period or, to Seller's knowledge, prior thereto, there have been no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs at levels in excess of fifty parts per million (50ppm) constructed, placed, deposited, stored, disposed of or located on the Real Property, (iv) during the Control Period and, to Seller's knowledge, prior thereto, the uses and activities of, on or relating to the Real Property have at all times complied in all material respects with all Environmental Requirements, (v) each of Seller, Blue Ridge and the HT Joint Venture has obtained all licenses, permits and authorizations and has filed all reports and statements necessary under applicable Environmental Requirements,
(vi) none of Seller, Blue Ridge and the HT Joint Venture nor, to Seller's knowledge, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Real Property, and (vii) there exists no judgment, decree, order, writ or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to Seller's knowledge, threatened, relating to the ownership, use, maintenance or operation of the Real Property by any person or entity, or arising from the alleged violation of Environmental Requirements, or from the suspected presence of Hazardous Materials thereon or potential migration thereto.

                 (c) Notwithstanding anything to the contrary contained in paragraphs (a) and (b) of this Section 5.1.16, Seller makes no representation or warranty as to any of the matters referred to in such paragraphs insofar as they relate to the exploration for or production or transportation of oil, natural gas or other hydrocarbons upon, about or beneath the Real Property, except, as to any such matter, to the extent that Seller has knowledge thereof.

         5.1.17. Customers and Suppliers.  Except to the extent specified on
Schedule 5.1.17, none of Seller, Blue Ridge and the HT Joint Venture is involved in any material claim or controversy with any customers or suppliers or their agencies or any other person or entity having business with the TV Stations.

         5.1.18. Sufficiency of the Purchased Assets. The Purchased Assets, the Blue Ridge Assets and the HT Joint Venture Assets, together with Excluded Assets, constitute all of the properties, assets and rights required for the conduct of the Businesses and the business activities of Blue Ridge and the HT Joint Venture as presently conducted.

         5.1.19. Complaints. There is not any FCC investigation, notice of violation, notice of apparent liability or order of forfeiture pending or outstanding against Seller, Blue Ridge, the HT Joint Venture or the TV Stations respecting any violation, or allegation thereof, of any FCC rule, regulation or policy, or of any provision of the Communications Act or, to Seller's knowledge, any complaint before the FCC as a result of which an investigation, notice of apparent liability or order of forfeiture may issue from the FCC relating to Seller, Blue Ridge, the HT Joint Venture or the TV Stations. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of either of the TV Licenses, or the imposition of any restriction thereon of such a nature as may materially limit the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture or either of the TV Stations as presently conducted and operated.

         5.1.20. Reports. All returns, notices, reports, statements and other filings currently required to be filed by Seller, Blue Ridge or the HT Joint Venture with the FCC, and all material returns, notices, reports, statements or other filings currently required to be filed by Seller, or Blue Ridge or the HT Joint Venture with any other Governmental Entity with respect to the TV Stations, the Businesses and the business activities of Blue Ridge and the HT Joint Venture, have been filed and complied with and will continue to be filed and be in compliance on a current basis through the Closing Date. All such reports, returns and statements are (or will be, in the case of future reports) materially complete and correct as filed.

         5.1.21. Brokers, Finders and Agents. Seller has not taken any action that would directly or indirectly obligate Seller, Purchaser or anyone else to anyone acting as a broker, finder, financial advisor or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

         5.1.22. Disclosure. None of (i) the information contained in the Schedules (other than Schedules 6.6 and 6.11, as to which Seller makes no representation or warranty), (ii) any other written information furnished to either of the Purchasers by Seller in connection with this Agreement or the transactions contemplated hereby, or (iii) the representations and warranties of Seller contained in this Agreement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         5.2. Representations and Warranties of Purchaser. Purchasers jointly and severally represent and warrant to Seller at and as of the date hereof and again at and as of the Closing Date as follows:

         5.2.1. Corporate Matters. Each Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Purchaser is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification under applicable law.

         5.2.2. Authorization and Effect of Agreement. (a) Each Purchaser has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by each Purchaser of this Agreement and the performance by each Purchaser of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of each Purchaser and their respective boards of directors. This Agreement has been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by Seller, will constitute a valid and binding obligation of each Purchaser enforceable against such Purchaser in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any proceeding seeking the same may be brought.

                 (b) All of the issued and outstanding capital stock of each Purchaser is owned directly by Post-Newsweek Stations, Inc., a Delaware corporation, and indirectly by WPC.

         5.2.3. No Conflicts. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchasers under any applicable Law in connection with the execution and delivery of this Agreement by Purchasers or the performance by Purchasers of the transactions contemplated hereby to be performed by them, except for (a) the filing of the notification and report form by Purchasers or WPC under the HSR

Act and the expiration or termination of the applicable waiting period thereunder and (b) the filing by Purchasers of an application requesting, and the receipt of, the consent of the FCC (either directly or pursuant to delegated authority) to the assignment of the KPRC-TV License from Seller to the Houston Purchaser and the assignment of the KSAT-TV License from Seller to the San Antonio Purchaser. Assuming that, as of the Closing Date, the requisite notification and report form has been filed by Purchasers or WPC under the HSR Act and the applicable waiting period thereunder has expired or terminated, Purchasers have filed an application requesting, and have received, the consent of the FCC (either directly or pursuant to delegated authority) to the assignment of the KPRC-TV License to the Houston Purchaser and the KSAT-TV License to the San Antonio Purchaser, the execution and delivery of this Agreement by Purchasers does not, and the performance by Purchasers of the transactions contemplated hereby to be performed by them will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (a) the Certificate of Incorporation or By-laws of either Purchaser, (b) any Law to which either Purchaser or any of their respective assets is subject, or (c) any contract to which either Purchaser is a party, except where such conflict, violation, default, termination, cancellation or acceleration will not materially impair the ability of either Purchaser to perform its obligations under this Agreement.

         5.2.4. Brokers, Finders and Agents. Purchasers have not taken any action that would directly or indirectly obligate Seller, Purchasers or anyone else to anyone acting as a broker, finder, financial advisor or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

         5.2.5. Litigation; Decrees. There are no pending or, to the knowledge of Purchasers, threatened lawsuits, claims, administrative or other proceedings or investigations against either Purchaser arising out of or relating to this Agreement or the transactions contemplated hereby or which otherwise would, or could be reasonably expected to, alone or in the aggregate, materially adversely affect the ability of either Purchaser to consummate the transactions contemplated hereby. Neither Purchaser is in default under any judgment, order or decree of any Governmental Entity that involves the transactions contemplated hereby or that would, or could reasonably be expected to, alone or in the aggregate materially adversely affect the ability of either Purchaser to consummate the transactions contemplated hereby.

         5.2.6. Purchaser's Qualification. To the knowledge of Purchasers, there is no fact that, under the Communications Act or any existing rule, regulation or practice of the FCC, would disqualify (a) the Houston Purchaser as an assignee of the KPRC-TV License or as owner and operator of the Houston Purchased Assets or (b) the San Antonio Purchaser as an assignee of the KSAT-TV License or as owner and operator of the San Antonio Purchased Assets.

         5.2.7. Disclosure. None of (i) any written information furnished to Seller by either Purchaser in connection with this Agreement or the transactions contemplated hereby or (ii) the representations and warranties of either Purchaser contained in this Agreement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.


                                 VI.  COVENANTS

         6.1. Investigation by Purchasers; Surveys; Confidentiality. (a) Prior to the Closing, Seller will (i) afford to the officers, attorneys, accountants, environmental consultants, appraisers, engineers and other authorized representatives of Purchasers reasonable access during normal business hours to the facilities (including the Houston Owned Real Property, the San Antonio Owned Real Property, the Houston Leased Real Property and the San Antonio Leased Real Property), personnel and books and records of Seller relating to the Businesses or the Purchased Assets and (ii) use its best efforts to afford the officers, attorneys, accountants, environmental consultants, engineers and other authorized representatives of Purchasers reasonable access during normal business hours to the facilities (including the Blue Ridge Owned Real Property, the Blue Ridge Leased Real Property, the HT Joint Venture Owned Real Property and the HT Joint Venture Leased Real Property), personnel and books and records of Blue Ridge and the HT Joint Venture, all so as to afford Purchasers a reasonable opportunity to make at their sole cost and expense such review, examination and investigation of the Businesses, the business activities of Blue Ridge and the HT Joint Venture, the Purchased Assets, the Blue Ridge Assets and the HT Joint Venture Assets (including the Real Property) as Purchasers may reasonably desire to make, including environmental evaluations and appraisals. Each Purchaser will be permitted to prepare such extracts from or to make such copies of such books and records as it may reasonably desire. Within 45 calendar days after the date hereof, Seller, at Seller's expense, will obtain and will deliver to Purchasers current surveys (the "Surveys") of the Real Property prepared by a professional engineer or registered public surveyor duly and currently licensed by the State of Texas and approved by the Title Company and Purchasers. The Surveys will be dated after the date of this Agreement, will show the location on the Real Property of all building setback lines, improvements, fences, water courses and all existing or proposed highways, streets, roads, railroads, easements and rights-of-way on or adjacent to the Real Property (giving recording data where applicable), will show all encroachments, conflicts and protrusions, will set forth the land area comprising the Real Property in acres and will contain a metes and bounds description thereof. The surveyor will certify to Purchasers and the Title Company such matters in such form as Purchasers or the Title Company may reasonably require, including that the Surveys were made on the ground; that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, fences, water courses, easements, highways, streets, roads, railroads or rights-of-way except as shown on the Surveys; and that the Surveys are true, correct and accurate representations of the Real Property. The Surveys will also locate and indicate any portions of the Real Property falling within any flood plain area, any area designated as having special flood hazards by any Governmental Entity or any federal, state or municipal wetland area, and will certify to Purchasers and the Title Company that no portion of the Real Property falls within any such area except as is shown on the Surveys.

                 (b) Each of the parties will treat in confidence all documents, materials and other information disclosed to it by any other party that is not its Affiliate in connection with the transactions contemplated hereby, whether during the course of the negotiations leading to the execution of this Agreement or thereafter. Prior to the Closing, or in the event that this Agreement is terminated, none of the parties will use any such information furnished by any other party that is not its Affiliate in its or any of its Affiliates' businesses, unless such information is ascertainable from public or published information or trade sources or already known or subsequently independently developed or discovered by such party or its Affiliates. Following the Closing, Seller will, and will cause its Affiliates to, treat in confidence all non-public information regarding the Purchased Assets, the Businesses and the respective assets and businesses of Blue Ridge and the HT Joint Venture, except as otherwise expressly provided herein or as required by Law.

         6.2. Press Releases. Prior to the Closing, no party will issue or cause the publication of, or permit any of its Affiliates to issue or cause the publication of, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Purchasers (in the case of Seller and its Affiliates) or Seller (in the case of either Purchaser and its Affiliates), which consent will not be unreasonably withheld;

provided, however, that nothing herein will prohibit any party or its Affiliates from issuing or causing publication of any such press release or public announcement to the extent that such party reasonably determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

         6.3. Regulatory Approvals. (a) Seller and Purchasers will use their respective reasonable efforts to obtain any authorizations, consents, orders and approvals of any Governmental Entity necessary for the performance of their respective obligations under this Agreement and the consummation of the respective transactions to be consummated by each of them hereunder, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Seller nor either of the Purchasers will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

                 (b) Without limiting the generality of the foregoing, each of the parties (or their respective ultimate parent entities) will promptly file or cause to be filed with the FTC and DOJ any required notification and report form together with all required documentary materials, which substantially comply with the provisions of the HSR Act. Without limiting the generality or effect of Section 6.3(a), each of the parties will use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act, and will provide any additional information requested by the FTC or DOJ promptly after receipt of any request for such additional information.

                 (c) Each of the parties have filed or caused to be filed with the FCC a complete and accurate application requesting the consent of the FCC to the assignment of the KPRC-TV License from Seller to the Houston Purchaser and the KSAT-TV License from Seller to the San Antonio Purchaser as contemplated herein. Without limiting the generality or effect of Section 6.3(a), each of the parties will provide any additional information requested by the FCC promptly after receipt of any request for such additional information. Seller will be responsible for one-half, and Purchasers will be responsible for one-half, of (i) the fees payable to the FCC in connection with the filing and processing of such applications and the granting of the consent requested therein and (ii) the reasonable fees and expenses of Covington & Burling, which is acting as counsel to each of the parties in connection with such applications, incurred in connection therewith.

                 (d) Each of the parties will supply the others with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its respective representatives, on the one hand, and the FTC, the DOJ, the FCC or any other Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby. In addition, each of the parties will notify the others in the event they become aware of any other facts, actions, communications, or occurrences that might directly or indirectly affect the parties' intent or ability promptly to effect or obtain the filings, authorizations, consents, orders and approvals contemplated by this Section 6.3.

         6.4. Injunctions. Without limiting the generality or effect of any provision of Section 6.3 or Article VII, if any federal, state or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible.

         6.5. Limitations on Certain Obligations; Notices. (a) Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Purchasers will have any obligation to take or refrain from taking any action, or to accept any condition, that, in any such case, would be unduly burdensome or materially adverse to Seller or either of the Purchasers or any of their respective Affiliates in connection with the respective efforts of Seller and Purchasers to obtain any authorization, consent, order or approval of any Governmental Entity contemplated by Section 6.3 or to have any injunction contemplated by Section 6.4 dissolved or eliminated.

                 (b) From the date hereof through the Closing Date, Seller will notify Purchasers, and Purchasers will notify Seller, promptly (and in any event within two business days of obtaining knowledge thereof) of any of the following:

                            (i) Any material breach of any representation, warranty or covenant of the notifying party contained in this Agreement, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, together with a certificate of the notifying party specifying the details thereof and the action that the notifying party has taken or proposes to take with respect thereto;

                           (ii) Any pending or threatened action, suit or proceeding challenging this Agreement or any of the transactions contemplated hereby;

                          (iii) Any notice or other communication from any third party alleging that the consent of such third party (other than a consent the necessity of which is disclosed on any Schedule) is or may be required in connection with the transactions contemplated by this Agreement;

                           (iv) Any other development that would prevent or raise a substantial doubt regarding the satisfaction of any condition set forth in Section 7.1 or Section 7.2, if Seller is the notifying party, or Section 7.1 or Section 7.3 if either of the Purchasers is the notifying party; and

                            (v) Any notice or other communication from the FCC or any other Governmental Entity regarding the transactions contemplated by this Agreement.

         6.6. Operation of the Businesses. Except as otherwise specifically required or permitted by another provision of this Agreement or approved by Purchasers in writing, during the period from the date hereof through the Closing Date, Seller will (a) conduct the Businesses, operate the Purchased Assets and perform the Contracts diligently, in a careful and prudent manner and in the Ordinary Course, (b) otherwise use its best efforts to preserve, protect and promote the Purchased Assets and the Businesses, and (c) use its best efforts to cause Blue Ridge and the HT Joint Venture to conduct their respective business activities, operate the Blue Ridge Assets and the HT Joint Venture Assets and perform the Blue Ridge Contracts and HT Joint Venture Contracts diligently, in a careful and prudent manner and in the ordinary and normal course of their respective business activities, consistent with past practice. Without limiting the generality or effect of the foregoing and except as otherwise specifically required or permitted by another provision of this Agreement or approved by Purchasers in writing, during the period from the date hereof through the Closing Date, Seller will not, and will use its best efforts to cause Blue Ridge and the HT Joint Venture not to:

                 (a) Sale of Purchased Assets. Except for dispositions in the Ordinary Course of any Purchased Asset, Blue Ridge Asset or HT Joint Venture Asset having an original cost of less than $5,000 which is replaced by Seller, Blue Ridge or the HT Joint Venture, as the case may be, in the Ordinary Course, Transfer, license or otherwise dispose of, or agree to Transfer, license or otherwise dispose of, any Purchased Asset, Blue Ridge Asset or HT Joint Venture Asset;

                 (b) Encumbrances. Grant, create or permit to exist a Lien on any of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets, other than Liens which at Closing would be either Permitted Owned Real Property Liens or Permitted Owned Tangible Personal Property Liens;

                 (c) Employee Matters. (i) Increase in any manner the rate of compensation of any Employees who are employed primarily in the Businesses or who are employed primarily in connection with the business activities of Blue Ridge or the HT Joint Venture, (ii) make or agree to make any payment pursuant to any Employee Plan, including any payment of any pension, retirement allowance, severance or other employee benefit, or (iii) adopt or enter into any additional Employee Plan, or employment or consulting agreement, or amend any Employee Plan or employment or consulting agreement, or (iv) terminate the employment of any Employee prior to the Closing, except, in any such case, (A) as required by Law or under the terms of any existing Contract, Blue Ridge Contract or HT Joint Venture Contract disclosed on Schedule 5.1.9(a) or of any existing Employee Plan disclosed on
         Schedule 5.1.14(a), (B) any action relating to a Talent Agreement that is otherwise permitted under Section 6.6(k), or (C) following consultation with Purchasers;

                 (d) Contracts. Terminate, modify, amend or waive any rights under any Contract, Blue Ridge Contract or HT Joint Venture Contract, or enter into any new or additional Contracts, Blue Ridge Contracts or HT Joint Venture Contracts except (i) in the Ordinary Course or (ii) in the case of any Contract, Blue Ridge Contract or HT Joint Venture Contract the term of which is longer than one year or which will require payments by any party thereto in excess of $100,000, after first consulting with Purchasers with respect to the terms of such contract;

                 (e) Program License Agreements. Enter into any renewal of syndicated first-run programs at a cost greater than 105% of the current cost and having a term of more than 12 months, or purchase any syndicated rerun programming, without first consulting with Purchasers with respect to the terms of such renewal or purchase;

                 (f)      Licenses and Intellectual Property Rights.
         Surrender, modify, amend, waive any rights under, forfeit or otherwise adversely affect any of the TV Licenses, material Other Licenses or material Intellectual Property Rights;

                 (g) Litigation. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation (i) that will result in the imposition of any Lien or other restriction affecting any of the Purchased Assets, Blue Ridge Assets or HT Joint Venture Assets,
         (ii) that will be binding on Purchasers, Blue Ridge or the HT Joint Venture, or (iii) if such litigation, action, suit, claim, proceeding or investigation relates to or affects the Businesses or the Purchased Assets, or the business activities of Blue Ridge or the HT Joint Venture or the Blue Ridge Assets or the HT Joint Venture Assets, without first consulting with Purchasers;

                 (h) Accounting Policies; Recordkeeping. Modify or amend its accounting policies, practices and procedures or the manner in which the books, records and financial statements of Seller pertaining to the Businesses or the Purchased Assets, or of Blue Ridge or the HT Joint Venture pertaining to the business activities of Blue Ridge or the HT Joint Venture or the Blue Ridge Assets or the HT Joint Venture Assets are prepared and maintained;

                 (i) Compliance with Laws. Violate in any material respect in the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture, or the use of the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets, any applicable Law, TV License or Other License;

                 (j) Network Affiliation Agreements. Terminate, modify, amend or waive any rights under the NBC Network Affiliation Agreement or the ABC Network Affiliation Agreement, or any portion thereof;

                 (k) Talent Agreements. Terminate, modify, amend or waive any rights under any talent or similar agreements for the provision of on-air performance services to or for the benefit of Seller or the TV Stations ("Talent Agreements") in effect as of the date hereof or enter into any new or additional Talent Agreements, other than to extend the term of any existing Talent Agreement for a period of six to 12 months beyond its current expiration date on substantially the same terms as those presently contained in such Talent Agreement;

                 (l) Dividends. Declare or pay on account of the Blue Ridge Shares or any other shares of capital stock of Blue Ridge or on account of the HT Joint Venture Interests or any other ownership interest in the HT Joint Venture (i) any cash dividend or other cash distribution the effect of which would reduce the working capital of Blue Ridge or the HT Joint Venture immediately following the Closing to an amount that is less than the amount thereof that is necessary to meet the reasonably foreseeable working capital needs, after taking into account reasonably anticipated revenues, of Blue

         Ridge or the HT Joint Venture, as the case may be, or (ii) any non-cash dividend or other non-cash distribution;

                 (m) Other Transactions. Permit any of its officers, directors, employees, affiliates, agents, stockholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in negotiations with, or provide any information or assistance to, any person, or entity (other than Purchaser and its representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving in any way the Businesses, the Purchased Assets, the Blue Ridge Assets, the HT Joint Venture Assets or any equity interest in Seller, Blue Ridge or the HT Joint Venture; or

                 (n) Commitments. Agree or commit to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Section 6.6, Seller may enter into Contracts requiring, or otherwise make, such Capital Expenditures outside of the Ordinary Course prior to the Closing Date as Purchasers may approve in writing. Purchasers acknowledge that they have previously approved the Capital Expenditures set forth on Schedule 6.6 No later than the eighth business day prior to the Closing Date, Seller will deliver to Purchasers a true and correct schedule setting forth in reasonable detail the amounts of Capital Expenditures actually made by Seller pursuant to the two preceding sentences and the amount of Seller's remaining commitments under Contracts requiring such Capital Expenditures, specifying in each case the specific property, plant, equipment or project to which the same relate. Except to such extent that such amounts are inconsistent with Purchasers' prior approvals applicable thereto, the Purchase Price payable at the Closing will be increased by the amount of such Capital Expenditures actually made by Seller and Purchasers will assume as of the Closing Seller's remaining commitments under Contracts requiring such Capital Expenditures. Nothing contained in the four preceding sentences will affect or diminish Seller's obligation to make at its own cost and expense Capital Expenditures in the Ordinary Course pursuant to the first sentence of this Section 6.6 or such Capital Expenditures as are necessary or appropriate to enable Seller to comply with its obligations under
Section 6.7(a).

         6.7. Additional Covenants. In addition to any other covenant of Seller contained in this Agreement, from the date hereof through the Closing Date, Seller will, and will use its best efforts to cause Blue Ridge and HT Joint Venture to:

                 (a) Purchased Assets. Use all reasonable efforts to maintain in all material respects the Tangible Personal Property in the condition specified in Section 5.1.8, the Real Property in the condition specified in Section 5.1.7, the Intellectual Property Rights in the condition set forth in Section 5.1.10 and the Contracts in the condition set forth in Section 5.1.9;

                 (b) Organization, etc. Use all reasonable efforts to (i) maintain in all material respects the present operations of the TV Stations, (ii) preserve in all material respects the value of the TV Stations as going concerns, (iii) preserve intact in all material respects the business organizations of the TV Stations, and (iv) preserve in all material respects for each of the TV Stations the existing relationships with Employees, suppliers, customers and their agencies and others having business with the TV Stations;

                 (c) Insurance. Maintain in effect until the Closing property damage, liability and other insurance with respect to the Businesses, the business activities of Blue Ridge and the HT Joint Venture, the Purchased Assets, the Blue Ridge Assets and the HT Joint Venture Assets in amounts equal to or greater than the amounts maintained with respect thereto as of the date hereof;

                 (d) Financial Statements. Deliver to Purchasers within 10 business days after the end of each month (other than the month of December 1993, as to which 20 business days after month-end will be allowed for such delivery), commencing with the month ending December 31, 1993: (a) unaudited statements of earnings of the Businesses for such month and for the period of its fiscal year ended at the end of such period; and (b) an unaudited balance sheet of the Businesses as of the end of such month. The financial statements to be delivered by Seller pursuant to this Section 6.7(d) will be certified by the Chief Financial Officer of Seller, will be prepared from and in accordance with the books and records of Seller pertaining to the Businesses, will present fairly, in all material respects, the financial position and results of operations of the Businesses as of the dates and for the periods indicated therein in accordance with GAAP, except for any matters noted thereon that were also noted on the Financial Statements; provided, however, that such financial statements will not be required to contain the notes that would normally be included in financial statements prepared in accordance with GAAP, will not include cash flow statements and (except for the financial statements as of and for the period ending December 31, 1993) will be subject to normal year-end adjustments;

                 (e) Notices of Damage or Destruction. Promptly, and in any event within two business days of Seller's obtaining knowledge thereof, notify Purchasers in writing of any material damage to or destruction of any material Purchased Asset, Blue Ridge Asset or HT Joint Venture Asset;

                 (f) Consents and Approvals. Use all reasonable efforts to obtain or cause to be obtained prior to the Closing Date consents to the assignment to Purchasers of all Contracts and Other Licenses which require the consent of any third party by reason of the transactions provided for in this Agreement;

                 (g) NBC Network Affiliation Agreement. (i) Use all reasonable efforts to maintain in full force and effect, without amendment or modification, the NBC television network affiliation agreement applicable to the KPRC-TV Station and, if any notice of cancellation thereof is given to or received by Seller at or prior to the Closing Date or if such agreement shall have terminated at or prior to the Closing Date, use all reasonable efforts to enter into a replacement network affiliation agreement with NBC as to the KPRC-TV Station as promptly as practicable prior to the Closing Date on terms no less favorable to the KPRC-TV Station than the cancelled or terminated network affiliation contract that it replaces (such existing or, if applicable, replacement network affiliation agreement being referred to herein as the "NBC Network Affiliation Agreement"),
         (ii) promptly notify NBC of the application filed with the FCC for consent to the assignment of the KPRC-TV License to the Houston Purchaser, and (iii) use all reasonable efforts to secure on or prior to the Closing Date all necessary consents to the assignment of the NBC Network Affiliation Agreement to the Houston Purchaser;

                 (h) ABC Network Affiliation Agreement. (i) Use all reasonable efforts to maintain in full force and effect, without amendment or modification, the ABC television network affiliation agreement applicable to the KSAT-TV Station and, if any notice of cancellation thereof is given to or received by Seller at or prior to the Closing Date or if such agreement shall have terminated at or prior to the Closing Date, use all reasonable efforts to enter into a replacement network affiliation agreement with ABC as to the KSAT-TV Station as promptly as practicable prior to the Closing Date on terms no less favorable to the KSAT-TV Station than the cancelled or terminated network affiliation contract that it replaces (such existing or, if applicable, replacement network affiliation agreement being referred to herein as the "ABC Network Affiliation Agreement"),
         (ii) promptly notify ABC of the application filed with the FCC for consent to the assignment of the KSAT-TV License to the San Antonio Purchaser, and (iii) use all reasonable efforts to secure on or prior to the Closing Date all necessary consents to the assignment of the ABC Network Affiliation Agreement to the San Antonio Purchaser;

                 (i) Cable Retransmission Agreements. Use all reasonable efforts to (i) maintain in full force and effect without amendment or modification each Contract that existed on or after October 6, 1993, relating to the retransmission over any cable television system (including any wireless cable television system) of the programming or broadcasting of either of the TV Stations and, if any notice of cancellation of any such Contract is given to or received by Seller at or prior to the Closing Date or if any such Contract shall have terminated at or prior to the Closing Date, use all reasonable efforts to enter into a replacement cable retransmission agreement with the other party thereto as promptly as practicable prior to the Closing Date on terms no less favorable to the TV Stations than the cancelled or terminated cable retransmission agreement that it replaces (such existing or, if applicable, replacement cable retransmission agreements being referred to herein as the "Cable Retransmission Agreements") and (ii) secure on or prior to the Closing Date all necessary consents to the assignment of the Cable Retransmission Agreements relating to the Houston Business to the Houston Purchaser and the assignment on the Cable Retransmission Agreements relating to the San Antonio Business to the San Antonio Purchaser; and

                 (j) Offers to Purchase. Promptly, and in any event within two business days after Seller's receipt thereof, advise Purchasers of any oral or written offer received by it for the acquisition of all or any substantial part of either of the Businesses, the Purchased Assets, the Blue Ridge Assets, the HT Joint Venture Assets or any equity interest in Seller, Blue Ridge or the HT Joint Venture, by any person or entity other than Purchasers.

         6.8. Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VII, prior to the Closing, the Seller and Purchasers each will use its best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby by the date specified in Section 7.4, without extension pursuant to
Section 7.4(b). Without limiting the generality or effect of the foregoing, Seller and Purchasers each will use its best efforts to cause its representations and warranties contained in this Agreement to be true and correct at and as of the Closing Date.

         6.9. Location of Assets. Seller will cause all of the Purchased Assets, and will use its best efforts to cause all of the Blue Ridge Assets and HT Joint Venture Assets, including original copies of all Contracts, Blue Ridge Contracts and HT Joint Venture Contracts included therein and the TV Licenses and Other Licenses, to be located on the Real Property at the time of the Closing.

         6.10. Environmental Survey. (a) Purchasers will cause an environmental assessment (the "Study"), addressed jointly to Purchasers and Seller, of the Real Property listed on Schedule 5.1.7(a) to be prepared by SWL Environmental Services (the "Engineer") no later than 30 calendar days after the date hereof. If the Study reveals information which in the judgment of Purchasers warrants further investigations of the Real Property (collectively, "Follow On Studies"), Purchasers will have the right to procure Follow On Studies, to be completed no later than 90 calendar days after the date hereof, of such aspects of the Real Property and the estimated costs of remediation of
(i) any Hazardous Material upon, about or beneath the Real Property or migrating or threatening to migrate to the Real Property, (ii) any violation of Environmental Requirements pertaining to the Real Property, or (iii) any Environmental Damages pertaining to the Real Property as Purchasers may determine. Purchasers will instruct the Engineer to conduct the Study and the Follow On Studies in such a manner as not to unreasonably interfere with or disrupt the Businesses or cause reasonably avoidable damage to any of the Purchased Assets, the Blue Ridge Assets or the HT Joint Venture Assets, taking into account the nature of the Study or the Follow On Studies, as the case may be, and the Engineer shall be required to obtain the prior consent of Seller for any activity undertaken after the date of this Agreement on any tower site, which consent may not be unreasonably withheld. The costs and expenses associated with the preparation of the Study and any Follow On Study shall be borne by the Purchasers. No damage caused by the negligence or willful misconduct of Purchasers or the Engineer in performing the Study or any Follow On Study will relieve Purchasers of their obligations to consummate the transactions contemplated by this Agreement.

                 (b) If the Study and/or any Follow On Study reveals the existence of (i) any Hazardous Materials upon, about or beneath the Real Property or migrating to the Real Property, (ii) any violation of Environmental Requirements pertaining to the Real Property, or (iii) any Environmental Damages pertaining to the Real Property (any of the foregoing, to the extent identified with reasonable specificity in the Study and/or any Follow On Study, being referred to herein as "Discovered Environmental Problems"), then such Study or Follow On Study shall also specify whether the estimated cost of remediation thereof to the levels and the extent then required under all applicable Environmental Requirements, including subsequent oversight and management

("Remediation"), is estimated by the Engineer to be more than $5.0 million with respect to the Houston Owned Real Property, the Houston Leased Real Property, the Blue Ridge Owned Real Property, the Blue Ridge Leased Real Property, the HT Joint Venture Owned Real Property, and the HT Joint Venture Leased Real Property (collectively, the "Houston Real Property"), and whether the cost of Remediation is estimated by the Engineer to be more than $5.0 million with respect to the San Antonio Owned Real Property and the San Antonio Leased Real Property (collectively, the "San Antonio Real Property"). In the event that the Study or any Follow On Study estimates the costs of Remediation to be in excess of the amounts specified above or states that the Engineer cannot reasonably estimate whether such costs will be in excess of such amounts, then either Seller or Purchasers may terminate this Agreement upon written notice to the other(s) within 30 calendar days following the receipt by such party of the Engineer's statement to that effect (but not later than the Closing Date). However, if Seller elects to terminate this Agreement as provided in the immediately preceding sentence, Purchasers will be entitled to nullify Seller's election to terminate this Agreement by giving written notice (a "Continuation Notice") to Seller, within 10 business days after the date of Seller's notice to Purchasers terminating this Agreement, that Purchasers elect to proceed to the Closing hereunder, subject to the satisfaction or waiver of the conditions set forth in Sections 7.1 and 7.2 insofar as they relate to matters other than the Discovered Environmental Problems.

                 (c)  Unless this Agreement is terminated in accordance with
Section 6.10(b), Seller will pay, and indemnify, defend and hold Purchasers, their Affiliates and their respective directors, officers, representatives, employees and agents harmless from and against, any and all costs of Remediation of the Discovered Environmental Problems, up to a maximum amount of $5.0 million with respect to the Houston Real Property and $5.0 million with respect to the San Antonio Real Property (except as otherwise provided in Section 6.10(d)), together, in each case, with (i) any fines or penalties imposed by any Governmental Entity for violation of applicable Environmental Requirements (except to the extent that such fines or penalties result from a change, after the Closing, in the applicable Environmental Requirements), and
(ii) any Liabilities to third parties for personal injury arising out of any Discovered Environmental Problems and occurring prior to Closing, or occurring subsequent to Closing to the extent that such injury results from the failure to effect Remediation (in each case provided, however, that Seller shall not be responsible for any fines, penalties or Liabilities to third parties for personal injury arising out of any unreasonable delay on the part of Purchasers in completing Remediation for which they are responsible under Section 6.10(e)). After the Closing, except as provided in Section 6.10(d), Purchasers will pay, and indemnify, defend and hold Seller, its affiliates and their respective directors, officers, representatives, employees and agents harmless from and against, any and all costs of Remediation of the Discovered Environmental Problems in excess of the amounts specified in the immediately preceding sentence.

                 (d) If Seller has but declines to exercise the right to terminate this Agreement pursuant to Section 6.10(b), the $5.0 million caps on Seller's Remediation obligations shall not apply, Seller shall pay all costs of such Remediation, and Purchasers shall have no liability or obligation with respect thereto.

                 (e) Remediation shall be conducted by and under the control of Seller until such time, if any, as the responsibility for the costs thereof has shifted to Purchasers; provided, however, that Seller shall regularly consult with and advise Purchasers regarding the status of the Remediation efforts, and shall conduct such Remediation in a manner reasonably calculated to minimize interference with the ongoing operations of Purchasers.

         6.11. Repairs. Prior to the Closing, Seller will, and will use its best efforts to cause Blue Ridge and the HT Joint Venture, as applicable, to, repair or replace the items and take the other actions described on Schedule
6.11. All of such repairs, replacements, additions, modifications and other actions will be made or taken in a good and workmanlike manner and will be of a quality that is reasonably acceptable to Purchasers.

         6.12. Possession and Control of Station. Notwithstanding anything to the contrary contained in this Agreement, from the date hereof through the Closing Date, Purchasers will not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operations of either of the TV-Stations, and the conduct of such operations, including control and supervision of programming, will be the sole responsibility of Seller, subject to the sole and exclusive control of Seller.

         6.13. Maintenance of Cash Balances. For a period of 30 months following the Closing Date, and for so long thereafter as Seller has any continuing obligations under Section 6.10 or 8.3 (but only to the extent and in the amount of such continuing obligations), Seller will at all times maintain a net worth and cash or cash equivalent balances each in an amount at least equal to the sum of (a) $10.0 million (subject to reduction from time to time in respect of amounts paid by Seller to or on behalf of Purchasers pursuant to
Section 8.3) and (b) Seller's maximum remaining obligations from time to time under Section 6.10. Nothing in this Section 6.13 will be deemed to limit any liability Seller may have under this Agreement or otherwise. Except to the extent that this Section 6.13 defines the scope of the obligations of William P. Hobby and Jessica Hobby Catto under the Undertaking, nothing in this Section 6.13 will be deemed to limit any liability, at law or in equity, that the stockholders of Seller may have with respect to this Agreement.


                               VII.  THE CLOSING

         7.1. Conditions Precedent to Obligations of Purchasers and Seller.
The obligations of Purchasers and Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of the conditions that (a) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any domestic jurisdiction, the effect of which prohibits the Closing, and no litigation, investigation or administrative proceeding seeking to enjoin, restrict or prevent the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Entity, (b) all required waiting periods under the HSR Act shall have expired or been terminated without the imposition of any conditions, (c) the FCC (either directly or pursuant to delegated authority) shall have issued the Orders and the Orders shall have become Final Orders, and
(d) Purchasers and Seller shall have received the results of the Study and, if procured, the Follow On Study.

         7.2. Additional Conditions to Obligations of Purchaser. The obligations of each of the Purchasers under this Agreement to consummate the transactions contemplated hereby will be further subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Purchasers at their option:

         7.2.1. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all Material Respects both on and as of the date of this Agreement and on and as of the Closing Date (with the same force and effect as if made anew on and as of the Closing Date).

         7.2.2. Compliance with Covenants. All covenants of Seller contained in this Agreement to be performed and complied with by Seller on or before the Closing Date shall have been performed and complied with in all Material Respects.

         7.2.3. FCC Order. The Final Orders referred to in Section 7.1 shall not have imposed or resulted in the imposition of any condition that would be unduly burdensome or materially adverse to either of the Purchasers or any of their Affiliates, and Seller shall have complied with any and all conditions imposed upon it by or in connection with such Final Orders.

         7.2.4. Other Consents. Each of the governmental and other approvals, consents or waivers identified with an asterisk on Schedule 5.1.3 as being a condition of the Closing, shall have been obtained on terms and conditions which are not materially less favorable than the terms and conditions in effect as of the date hereof.

         7.2.5. Network Affiliation Agreements. Seller shall have maintained in full force and effect, and assigned to the Houston Purchaser and the San Antonio Purchaser, with all necessary consents and approvals, the NBC Network Affiliation Agreement and the ABC Network Affiliation Agreement, respectively.

         7.2.6. Cable Retransmission Agreements. Seller shall have maintained in full force and effect, and assigned to the Houston Purchaser or the San Antonio Purchaser, as the case may be, the Cable Retransmission Agreements.

         7.2.7. No Material Adverse Changes. Since the date of this Agreement, there shall have been no Material Adverse Change.

         7.2.8. Receipt of Surveys, Etc. Purchasers (a) shall have received the Surveys required under Section 6.1 and shall not have objected to any matters reflected therein that could reasonably be expected to have a Material Adverse Effect and (b) shall have had a reasonable opportunity to complete the reviews, examinations and investigations of the Businesses, the business activities of Blue Ridge and HT Joint Venture, the Purchased Assets, the Blue Ridge Assets and the HT Joint Venture Assets contemplated by Section 6.1.

         7.2.9. Delivery of Documents by or on Behalf of Seller. Seller shall have effected the deliveries required of it pursuant to Section 7.4(c).

         7.3. Additional Conditions to Obligations of Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated hereby will be further subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Seller at its option:

         7.3.1. Accuracy of Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true and correct in all Material Respects both on and as of the date of this Agreement and on and as of the Closing Date (with the same force and effect as if made anew on and as of the Closing Date).

         7.3.2. Compliance with Covenants. All covenants contained in this Agreement to be performed and complied with by Purchasers on or before the Closing Date shall have been performed and complied with in all Material Respects.

         7.3.3. FCC Orders. The Final Orders referred to in Section 7.1 shall not have imposed or resulted in the imposition of any condition that would be unduly burdensome or materially adverse to Seller or any of its Affiliates.

         7.3.4. Delivery of Documents by or on Behalf of Purchasers. Purchasers shall have effected the deliveries required of them pursuant to
Section 7.4(d).

         7.4. The Closing. (a) Subject to the satisfaction or waiver of the other conditions precedent specified in Sections 7.1, 7.2 and 7.3 hereof, the Closing will take place on the eighth business day after the later of (i) the expiration or termination of the applicable waiting period under the HSR Act and (ii) the satisfaction of the condition precedent set forth in clause (c) of
Section 7.1, subject to extension pursuant to Section 7.4(b). The Closing will take place at the offices of Jones, Day, Reavis & Pogue at Metropolitan Square, 1450 G Street N.W., Washington, D.C. 20005-2088.

                 (b) Subject to Section 7.5(b), if the Closing has not occurred by the date specified in Section 7.4(a), then the Closing Date will be extended to the earlier of (i) the fifth business day after the conditions set forth in Sections 7.1, 7.2 and 7.3 shall have been satisfied or waived and (ii) such other date, on or prior to July 15, 1994, to which Purchasers and Seller agree.

                 (c) At the Closing, Seller will deliver to Purchasers at the expense of Seller the following:

                          (1) Certificates of Seller. A certificate of Seller, dated the Closing Date and signed by an authorized officer of Seller, certifying that the conditions set forth in Sections 7.2.1 and
         7.2.2 have been satisfied; and

                          (2) Opinion of Counsel. The opinion of Covington & Burling, as counsel to the Seller, dated as of the Closing Date and addressed to Purchasers, in substantially the form ofExhibit B, which opinion may be based on reliance on an opinion attached to its opinion from local counsel acceptable to Purchasers with respect to matters appropriately covered by local counsel opinions.

                          (3) Title Insurance. Owner's policies of title insurance for each item of Houston Owned Real Property and San Antonio Owned Real Property, each of which policies (the "Title Policies") will (i) be issued by a Title Company without any exceptions, other than standard printed exceptions, the Permitted Owned Real Property Liens and such other exceptions as are reasonably acceptable to Purchasers (the "Permitted Exceptions"), (ii) be in an amount equal to the appraised value of that property, (iii) name the appropriate Purchaser as the insured owner of such property, and (iv) insure that, as of the Closing Date, the Houston Purchaser or the San Antonio Purchaser, as the case may be, is the owner of good, marketable and indefeasible title in fee simple to such property subject only to the Permitted Exceptions that affect such Owned Real Property.

                          (4)     Transfer Documents.  The Transfer Documents.

                          (5)     Undertaking.  The Undertaking.

                          (6) Non-Foreign Person Affidavit. An affidavit pursuant to Section 1445(b)(2) of the Code in substantially the form ofExhibit C, duly executed by Seller in a manner sufficient to relieve Purchasers from any obligation under the Code to withhold Taxes relating to the Transfer of the Real Property.

                          (7) Affidavit of Occasional Sale for Texas Sales Tax Exception. An Affidavit of Occasional Sale in substantially the form ofExhibit D, duly executed by Seller.

                          (8) Receipts. Such receipts, duly executed by Seller, as Purchasers may reasonably request.

                 (d) At the Closing, Purchasers will deliver to Seller, at the expense of Purchasers, the following:

                          (1) Certificate of Purchasers. A certificate of Purchasers, dated the Closing Date and signed by an authorized officer of each Purchaser, certifying that the conditions set forth in Sections 7.3.1 and 7.3.2 have been satisfied;

                          (2) Opinion of Counsel. The opinion of the General Counsel or Assistant General Counsel of WPC, dated as of the Closing Date and addressed to Seller, in substantially the form of Exhibit E;

                          (3) Payment of Purchase Price. By wire transfer of immediately available funds to such account as Seller shall have designated for such purpose at least two business days prior to the Closing Date, an amount equal to the Purchase Price; and

                          (4)     Assumption Documents.  The Assumption
         Documents.

         7.5. Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a) By the unanimous written consent of Seller and Purchasers;

                 (b) By Seller, upon written notice to Purchasers, or by Purchasers, upon written notice to Seller, if the Closing has not occurred on or before July 15, 1994;

                 (c) By Seller, upon written notice to Purchasers, or by Purchasers, upon written notice to Seller, if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

                 (d) By Seller, upon written notice to Purchasers, upon a breach in any Material Respect of any representation, warranty or covenant of Purchasers contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within 30 calendar days after the giving of notice thereof by a non-breaching party to the breaching party, or by Purchasers, upon written notice to Seller, upon a breach in any Material Respect of any representation, warranty or covenant of Seller contained in this Agreement provided that such breach is not capable of being cured or has not been cured within 30 calendar days after the giving of notice thereof by a non-breaching party to the breaching party;

                 (e) By Purchasers, upon written notice to Seller, if either of the TV Stations shall cease broadcast transmission for a period of ten calendar days (whether or not consecutive); and

                 (f) By either Seller or Purchasers in accordance with, and subject to, the provisions of Section 6.10(b).

                 If this Agreement is terminated as provided herein, each party hereto will pay all of its own fees and expenses (except to the extent otherwise provided in Sections 6.1, 6.3 and 10.2) and no party hereto will have any liability or further obligation to the other party or parties hereto under this Agreement, except that (i) the provisions of Section 6.1(b) will remain in full force and effect following any termination hereof and (ii) nothing contained herein will relieve any party of any liability for any breach prior to such termination of any representation, warranty or covenant contained in this Agreement and, without limiting the generality or effect of the preceding provisions of this clause (ii), in the event of such a pre-termination breach, the nonbreaching party or parties will, in addition to any other remedy provided for hereunder or existing from time to time at law or in equity or by statute or otherwise, be entitled to recover from the breaching party or parties all out-of-pocket legal, accounting and due diligence expenses actually incurred in connection with this Agreement prior to the execution hereof.


                      VIII.  SURVIVAL AND INDEMNIFICATION

         8.1. Survival of Representations, Warranties and Covenants. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) will be deemed to have been made on and as of the date of this Agreement and on and as of the Closing Date, will survive the Closing Date and will remain operative and in full force and effect until the date that is 30 months after the Closing Date (the "Termination Date"). The covenants of the parties contained in this Agreement (or in any document delivered in connection herewith) will remain operative and in full force and effect without any time limitation, except to the extent that any such covenant is limited in duration by the express terms thereof. Any right of indemnification pursuant to this Article VIII with respect to a claimed breach of a representation or warranty will expire at 11:59 p.m. on the Termination Date unless, on or prior to the Termination Date, a Claim Notice has been given to the party from whom indemnification is sought. Provided that a Claim Notice is timely so given, the right to indemnification pursuant to this Article VIII with respect to a claimed breach to which such Claim Notice relates will not be affected by the occurrence of the Termination Date. For purposes of this Agreement, a "Claim Notice" means a written notice asserting a breach of a representation or warranty contained in this Agreement which reasonably sets forth, in light of the information then known to the party giving such notice, a description of, and an estimate (if it is then reasonable to make an estimate) of the amount involved in, such breach, together with copies of all available documentation with respect thereto. The representations, warranties and covenants of Purchasers contained in this Agreement (or in any document delivered in connection herewith), will not be diminished or otherwise affected as a result of any investigation or knowledge of Seller. The representations, warranties and covenants of Seller contained in this Agreement (or in any document delivered in connection herewith) will not be diminished or otherwise affected as a result of any investigation or knowledge of Purchasers.

         8.2. Indemnification by Purchasers. Purchasers will, jointly and severally, indemnify, defend and hold Seller, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any Liabilities resulting or arising from, relating to or incurred in connection with: (a) any breach of any representation or warranty of Purchasers contained herein or in any other document delivered by Purchasers in connection herewith, (b) any breach of any covenant of either Purchaser contained herein or in any other document delivered by such Purchaser in connection herewith, including without limitation the covenants of such Purchaser contained in Section 4.1, or (c) the conduct of the Businesses or the ownership of the Purchased Assets at any time following the Closing Date, except for and to the extent of the Retained Liabilities or any other Liability from and against which Seller is obligated to indemnify Purchasers pursuant to any provision of this Agreement.

         8.3. Indemnification by Seller. Seller will indemnify, defend and hold Purchasers, their Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Liabilities resulting or arising from, relating to or incurred in connection with: (a) any failure of Seller to pay, perform and discharge any of the Retained Liabilities, (b) any breach of any representation, warranty of Seller contained herein or in any other document delivered by Seller in connection herewith, (c) any breach of any covenant of Seller contained herein or in any other document delivered by Seller in connection herewith, or (d) the conduct of the Businesses or the ownership or use of the Purchased Assets or the HT Joint Venture Assets at any time on or prior to the Closing Date, except for and to the extent of the Assumed Liabilities (other than any liabilities and obligations under Assumed Contracts to indemnify third parties in respect of any such matters); provided, however, that clause (d) of this Section 8.3 will not provide a basis for the assertion of any claim for indemnification by Seller in respect of Liabilities resulting or arising from, relating to or incurred in connection with (x) any Hazardous Materials upon, about or beneath the Real Property or migrating or threatening to migrate to or from the Real Property, (y) any violation of Environmental Requirements pertaining to the Real Property, or (z) any Environmental Damages pertaining to the Real Property.

         8.4. Notice of Claim; Right to Participate in and Defend Third Party Claim. (a) If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party will promptly provide the indemnifying party with written notice of the Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim will not relieve the indemnifying party of any indemnification responsibility under this Article VIII, except to the extent, if any, that such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

                 (b) Without prejudice to the rights of the indemnified party prior thereto, the indemnifying party will have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the indemnified party) if the indemnifying party delivers written notice to the indemnified party within 30 calendar days following the indemnifying party's receipt of notice of the Third Party Claim from the indemnified party setting forth its undertaking to defend such Third Party Claim in accordance with this Article VIII; provided, however, that the indemnifying party will not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the indemnified party if such liability or obligation (i) requires more than the payment of a liquidated sum or (ii) is not covered by the indemnification provided to the indemnified party hereunder. In its defense, compromise or settlement of any Third Party Claim, the indemnifying party will timely provide the indemnified party with such information with respect to such defense, compromise or settlement as the indemnified party may reasonably request, and will not assume any position or take any action that would impose an obligation of any kind on, or restrict the actions of, the indemnified party. The indemnified party will be entitled (at the indemnified party's expense) to participate in the defense by the indemnifying party of any Third Party Claim with its own counsel.

                 (c) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section 8.4, the indemnified party will have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing; provided, however, that the indemnified party will not settle or compromise any Third Party Claim without the indemnifying party's prior written consent, unless (i) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to the Third Party Claim or (ii) the indemnifying party will not have acknowledged its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article
VIII. The indemnifying party will be entitled (at the indemnifying party's expense) to participate in the defense of any Third Party Claim with its own counsel.

                 (d) Any indemnifiable claim hereunder that is not a Third Party Claim will be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 60 days after its receipt, it will have no further right to contest the validity of such claim.

         8.5. Basket. Notwithstanding any other provision hereof, no indemnified party will be entitled to assert a claim for indemnification against an indemnifying party under any of Sections 8.2(a), 8.2(b) (insofar as Section 8.2(b) relates to covenants that are to be performed or observed only prior to the Closing), 8.3(b) or 8.3(c) (insofar as Section 8.3(c) relates to covenants that are to be performed or observed only prior to the Closing) unless and until the aggregate amount of the claims that such indemnified party would otherwise be entitled to assert under Sections 8.2(a) and 8.2(b) (insofar as Section 8.2(b) relates to covenants that are to be performed or observed only prior to the Closing) or Sections 8.3(b) and 8.3(c) (insofar as Section 8.3(c) relates to covenants that are to be performed or observed only prior to the Closing), whichever are applicable, exceeds $200,000 (provided, however, that the amounts of claims of both Purchasers will be aggregated for purposes of this Section 8.5), and then to the full extent of the aggregate amount of such claims.

         8.6. Real Property Claims. With respect to any breach by Seller of any representation, warranty, or covenant contained herein that relates to a matter in respect of which Purchasers would be entitled to assert a claim under any of the Title Policies, Purchasers will not be entitled to assert any claim against Seller for indemnification hereunder (other than to give a Claim Notice with respect thereto) with respect to such breach or to pursue any other legal action against Seller with respect to such breach, unless and until (i) Purchasers shall have used reasonable efforts to pursue any remedies available to them under the Title Policies with respect to such matter and (ii) such efforts shall have not resulted in complete indemnification of Purchasers for the applicable Liabilities within 12 months from the date of delivery of the applicable Claim Notice to Seller. In the event such efforts have not resulted in complete indemnification of Purchasers within such 12-month period, and Purchasers assert a claim against Seller for indemnification under this Article VIII, Purchasers will assign to Seller all of their rights under the Title Policies with respect to such matter, to the extent permitted by such Title Policy, and will reasonably cooperate with Seller in pursuing any claim under such Title Policy. For purposes of Section 8.5, the amount of any claim asserted by Purchasers against Seller with respect to such breach will be reduced by an amount equal to any amount that is actually recovered by Purchasers pursuant to the Title Policies.

                              IX.  OTHER COVENANTS

         9.1.    Employee Matters.

                 (a) General. Except as expressly set forth in Section 4.1, Seller will retain all liabilities and obligations of Seller in respect of all Employees and former Employees and any future employees of Seller, including liabilities and obligations under the Employee Plans and applicable Laws. Without limiting the generality or effect of the foregoing or of Section 4.2, except as expressly set forth in Section 4.1, Purchaser will have no liability or obligation whatsoever under the Employee Plans.

                 (b) Actions by Seller. Seller will offer to all employees of the Businesses at the time of the Closing the right to continue their coverage under Seller's group health plan(s) (as defined in Section 5000(b)(1) of the Code), such offers to be made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                 (c) Employee Communications. Prior to the Closing, upon reasonable prior notice to Seller and subject to such limitations as Seller may reasonably require, Purchasers may communicate with any of the Employees of Seller currently employed in the Businesses.

                 (d) Employee Information. Except as otherwise prohibited by Law, Seller will provide to Purchasers, in a timely manner, any information that Purchasers may reasonably request with respect to any Employee, his or her employment with and compensation from Seller and his or her rights or benefits under any Employee Plan and any personnel policy of Seller relating to the Businesses.

         9.2.    Certain Tax Matters.  (a) Except to the extent specified in
Section 10.2, any sales, use, transfer, stamp, conveyance, value added or other similar Taxes that may be imposed by any Governmental Entity with respect to the purchase and sale of the Purchased Assets, or otherwise on account of this Agreement or the transactions contemplated hereby, will be borne by Seller. Seller will indemnify Purchasers against any Liability, direct or indirect, for any Taxes imposed on Purchasers with respect to the Purchased Assets that are attributable to any taxable periods ending on or prior to the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date. Purchasers will jointly and severally indemnify Seller against any Liability, direct or indirect, for any Taxes imposed upon Seller with respect to the Purchased Assets that are attributable to any taxable periods commencing following the

Closing Date or with respect to the allocable portion of any taxable period that ends following the Closing Date.

                 (b) Seller will cause to be included in its income Tax Returns for all periods or portions thereof ending on or before or which include the Closing Date, tax items relating to the operations of the Businesses (other than the operations of Blue Ridge) during such periods or portions thereof determined by an interim closing of the books as of the Closing Date. Seller will prepare and file or cause to be prepared and filed all such Tax Returns with the appropriate Governmental Entities. Seller will make all payments shown thereon as owing with respect to such Tax Returns.

                 (c) Seller and Purchasers will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the others with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the others with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the others for any period. Without limiting the generality of the foregoing, Purchasers and Seller will retain until the applicable statutes of limitations (including any extensions) have expired copies of all records or information that may be relevant to returns filed by the other party for all tax periods or portions thereof ending before or including the Closing Date.

         9.3. Insurance. With respect to any loss, liability or damage relating to, resulting from or arising out of the Purchased Assets, the Blue Ridge Assets, the HT Joint Venture Assets or the conduct of the Businesses or the business activities of Blue Ridge or the HT Joint Venture on or prior to the Closing Date for which Seller would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of Insurance, at the request of either Purchaser, Seller will use reasonable efforts to assert, or to assist such Purchaser to assert, one or more claims (unless such claims constitute an Excluded Asset) under such policy of Insurance covering such loss, liability or damage if such Purchaser is not itself entitled to assert such claim but Seller is so entitled.

         9.4. Prorations. (a) Without limiting the generality or effect of Sections 4.1 and 4.2, and in order to facilitate the implementation of the provisions of such Sections and Section 9.7, the following principles of allocation will be employed:

                 (i) Items that accrue or are invoiced on a periodic basis, such as utility payments, lease payments and receipts and ad valorem tax obligations, will be allocated to Seller and Purchasers, respectively, on a per diem basis over the relevant pre-Closing and post-Closing periods;

                (ii) Film contract payables that become due and payable on or prior to the Closing Date will be allocated to Seller; film contract payables that become due and payable after the Closing Date will be allocated to Purchasers;

               (iii) Amounts received or receivable for goods or services provided or performed on or prior to the Closing Date will be allocated to Seller; amounts received or receivable for goods or services provided or performed after the Closing Date will be allocated to Purchasers; and

                (iv) Other items of expense and income, to the extent not addressed by the foregoing principles or any other provision of this Agreement, will be allocated equitably in order to provide Seller the benefits and burdens of operating the TV Stations on or prior to the Closing Date and provide Purchasers the benefits and burdens of operating the TV Stations after the Closing Date.

         (b) Deposits or prepayments made by Seller on or prior to the Closing Date in respect of obligations to be satisfied after the Closing Date will be allocated to Seller, and deposits or prepayments received by Seller on or prior to the Closing Date for obligations to be satisfied after the Closing Date will be allocated to Purchasers.

         (c) To the extent that the foregoing allocations are not otherwise effected pursuant to the provisions of Section 9.7, Seller and Purchasers will cooperate in good faith with each other to determine and give effect to such allocations as promptly as practicable following the Closing Date. All undisputed amounts due to Seller from Purchasers or to Purchasers from Seller, as the case may be, in accordance with the foregoing allocations which are not otherwise taken into account in the collection and application of receivables and payment of payables provided for in Section 9.7 will be paid to the party entitled thereto promptly upon request. Seller and Purchasers will use good faith efforts to resolve any disputes with respect to any such amounts, and to effect the payment of any such amounts to the party or parties entitled thereto in accordance with the foregoing allocations, as promptly as practicable.

         9.5. Audited Financial Statements; Closing Date Balance Sheet. (a) From and after the date hereof, Seller will provide Purchasers and their accountants and other representatives reasonable access during normal business hours to the facilities, personnel and accounting and other records of the Businesses to the extent reasonably necessary to permit Purchasers and their accountants to prepare, at the expense of Purchasers, audited financial statements for the Businesses in accordance with the provisions of SEC Regulation S-X applicable to Current Reports on Form 8-K, consisting of balance sheets as of December 31, 1992 and 1993 and statements of income and cash flows for the years ended December 31, 1991, 1992 and 1993. Seller will (i) cooperate with Purchasers and their accountants and other representatives in connection with the preparation of such audited financial statements, (ii) provide such management representation letters in connection therewith as Purchasers' accountants may reasonably request, and (iii) direct its accountants to cooperate with Purchasers and their accountants and other representatives in connection with the preparation of such audited financial statements.

                 (b) As promptly as practicable (and in no event more than 60 calendar days) after the Closing Date, Seller will prepare and deliver to Purchasers an unaudited balance sheet of the Businesses as of the Closing Date (the "Closing Date Balance Sheet"). In connection with the preparation of the Closing Date Balance Sheet, (i) Seller will cause the accounting records of the Businesses to be closed as of the close of business on the Closing Date and
(ii) the Closing Date Balance Sheet will be prepared in accordance with GAAP (except for matters noted thereon that were noted on the Financial Statements and except that the Closing Date Balance Sheet will not contain the notes that would normally be included in financial statements prepared in accordance with
GAAP) and on a basis consistent with, and using the same accounting policies, practices and procedures used in preparing, the Balance Sheet. Purchasers will
(A) provide Seller and its representatives access during normal business hours to the facilities, personnel and accounting and other records of the Businesses to the extent reasonably necessary to permit Seller to prepare the Closing Date Balance Sheet; provided, however, that Seller will conduct any such review in a manner that does not unreasonably interfere with Purchasers' conduct of the Businesses after the Closing, and (B) take such actions as may be reasonably requested by Seller to close, or to assist Seller in closing, as of the Closing Date, the books and accounting records of the Businesses and otherwise reasonably cooperate with Seller and its representatives in the preparation of the Closing Date Balance Sheet.

         9.6. Limitation on Competition. (a) As a material inducement to Purchasers' entry into this Agreement, and as further consideration for the covenants of Purchasers contained herein, during the period beginning on the Closing Date and ending on the third anniversary thereof (the "Noncompete Term"), none of Seller, Mrs. Jessica Catto, Mr. William P. Hobby, and Mr. James
E. Crowther will participate, directly or indirectly, in the day-to-day operations of (including without limitation the solicitation of customers for) or invest in, own, lend to or otherwise financially assist any broadcast television station business licensed to, or any cable television business conducted in, Harris County, Texas, or Bexar County, Texas; provided, however, that the foregoing restriction will not prevent the passive ownership by any of the foregoing of not more than 2.5% of any class of securities of any publicly held company engaged in such businesses.

                 (b) At all times following the Closing, Seller and its Affiliates will keep confidential all proprietary and other business information and trade secrets relating to the Businesses, including names or lists of advertisers and customers, and will not use or permit any other person or entity to use such information or trade secrets in any business that competes with either the Houston Business or the San Antonio Business or the business activities of Blue Ridge or the HT Joint Venture or in any other manner detrimental to Purchasers or their respective Affiliates.

                 (c) During the Noncompete Term, neither Seller nor its Affiliates shall directly or indirectly induce or attempt to induce any employee of either Purchaser or of Blue Ridge or the HT Joint Venture or any employee of Seller hired by either Purchaser to leave the employment of such Purchaser or Blue Ridge or the HT Joint Venture, as the case may be, or to accept any other employment or position unless (in each case prior to such inducement or attempted inducement) such employee has been terminated as an employee of such Purchaser or Blue Ridge or the HT Joint Venture, as the case may be.

                 (d) Seller acknowledges and agrees that any breach of the covenants set forth in paragraph (a), (b), or (c) of this Section 9.6 will result in irreparable damage to Purchasers for which Purchasers will have not adequate remedy at law and, accordingly, that Purchasers will be entitled to an injunction restraining Seller or any of its Affiliates from such breach; provided, however, that resort to such injunctive relief will not be exclusive of any other remedy at law, in equity or otherwise, and will not preclude the recovery by Purchasers of monetary damages or other relief in addition thereto. In the event that paragraphs (a), (b) or (c) of this Section 9.6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or too large a geographic area or by reason of being too extensive in any other respect or for any other reason, such paragraphs will be interpreted to extend only for the maximum period of time and/or geographic area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by each court.

         9.7. Accounts Receivable and Accounts Payable. (a) Notwithstanding anything to the contrary contained in this Agreement, Purchasers will, from and after the Closing Date and until the later of (i) such time as all of the accounts payable incurred in connection with the conduct of the Businesses on or prior to the Closing Date (the "Pre-Closing Payables") shall have been paid and (ii) six months after the Closing Date (the "Collection Period"), use their reasonable efforts to collect for Seller's account the accounts receivable of Seller included in the Excluded Assets (the "Pre-Closing Receivables") and apply the proceeds of such collections (the "Proceeds") in the manner set forth in this Section 9.7. Without limiting the generality or effect of the immediately preceding sentence or any other provision of this Agreement, Seller will maintain from the date hereof through the Closing Date all so-called "lock-box" or similar arrangements with financial institutions in respect of such collections, and Seller and Purchasers will enter into appropriate arrangements with such financial institutions to continue such lock-box or similar arrangements in effect for the benefit of Purchasers from and after the Closing.

         (b) All amounts received by Purchasers from obligors under the Pre-Closing Receivables (including any such obligors that are also indebted to Purchasers) will be applied by Purchasers in accordance with the obligors' instructions; provided, however, that if such instructions are not obtained, such amounts will be applied first to the oldest outstanding invoice in respect of which such obligor is indebted to any of Seller or either Purchaser. Any amounts received by Seller from obligors under the Pre- Closing Receivables (including any such obligors that are also indebted to Purchasers) will be applied by Seller in accordance with the obligor's instructions; provided, however, that if such instructions are not obtained, such amounts will be applied first to the oldest outstanding invoice in respect of which such obligor is indebted to any of Seller or either Purchaser. Any amounts received by Seller in respect of trade accounts receivable of Purchasers from persons or entities that are not obligors under the Pre-Closing Receivables will promptly be remitted by Seller to Purchasers.

         (c) During the Collection Period, prior to the 15th day of each calendar month, Purchasers will provide to Seller copies of all invoices in respect of Pre-Closing Payables received by Purchasers during the immediately preceding calendar month. Except to the extent that Seller objects in good faith to the payment of any amount reflected in any such invoice with 10 calendar days of the delivery of the same to Seller by Purchasers, Purchasers are hereby authorized to, and will, pay for Seller's benefit out of the Proceeds all amounts reflected in all such invoices which are Pre-Closing Payables; provided, however, if there are not sufficient Proceeds to make such payments, Purchasers may (and, during the period of the first 15 calendar days following the Closing Date, will) make such payments out of their own funds and reimburse themselves out of future Proceeds or otherwise seek reimbursement from Seller.

         (d) During the Collection Period, prior to the 15th day of each calendar month (commencing with the calendar month following the month in which the Closing occurs), Purchasers will deliver to Seller a statement setting forth in reasonable detail the amount of Proceeds collected by Purchasers during the preceding calendar month and the amount thereof applied by Purchasers to the payment of Pre-Closing Payables, and will concurrently remit to Seller an amount equal to the amount, if any, by which such collections exceeded such payments.

         (e) Seller and Purchasers will cooperate in all matters necessary or appropriate to carry out fully the purposes and intent of this Section 9.7. Without limiting the generality or effect of the preceding sentence, (i) Seller hereby authorizes Purchasers to collect and receive all payments in respect of Pre-Closing Receivables during the Collection Period and to receive and open all mail and other communications relating to the Businesses received by Purchasers, (ii) prior to the expiration of the Collection Period, Seller will use reasonable efforts to cause all payments, correspondence and other communications in respect of or relating to the Pre-Closing Receivables and Pre-Closing Payables to be delivered or directed to Purchasers, and (iii) Seller hereby authorizes Purchasers, at all times during the Collection Period, to endorse, without recourse, the name of Seller on any check or other evidence of payment received by Purchasers on account of any Pre-Closing Receivables.

         (f) From and after the expiration of the Collection Period, Purchasers will (i) use reasonable efforts to cause all payments, correspondence and other communications in respect of or relating to the Pre-Closing Receivables to be delivered or directed to Seller and (ii) promptly forward or remit to Seller, in the form received, such payments and correspondence thereafter received by Purchasers.


                          X.  MISCELLANEOUS PROVISIONS

         10.1. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                 (a)      If to Purchasers to:

                          Post-Newsweek Stations, Houston, Inc.
                          Post-Newsweek Stations, San Antonio, Inc.
                          1150 15th Street, N.W.
                          Washington, D.C.  20071
                          Facsimile No.:  (202) 334-1031
                          Attention:  Vice President - Legal Affairs

                 with a copy to:

                          Jones, Day, Reavis & Pogue
                          2300 Trammell Crow Center
                          2001 Ross Avenue
                          Dallas, Texas  75201
                          Facsimile No.:  (214) 969-5100
                          Attention:  Mark E. Betzen, Esq.

                 (b)      If to Seller, to:

                          H & C Communications, Inc.
                          3050 Post Oak Boulevard
                          Suite 1330
                          Houston, Texas  77056
                          Facsimile No.:  (713) 993-2570
                          Attention:  Mr. James E. Crowther

                 with a copy to:

                          Covington & Burling
                          1201 Pennsylvania Avenue, N.W.
                          Washington, D.C.  20044
                          Facsimile No.:  (202) 662-6291
                          Attention:  Michael E. Cutler, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

         10.2. Expenses. Seller will pay the costs of the Surveys, the premiums for the Title Policies and any recording or filing fees incurred in connection with the purchase and sale of the Purchased Assets, and Purchasers will pay any vehicle transfer taxes and the costs associated with the preparation of the audited financial statements referred to in Section 9.5(a). Except as otherwise expressly provided herein, Seller and each of the Purchasers each will be responsible for and pay any other expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

         10.3. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this Agreement is intended to limit Purchasers' ability to (a) transfer any of the Purchased Assets following the Closing Date or (b) assign their rights to any Affiliate of either Purchaser; provided, however, that Purchasers will at all times remain primarily liable for their obligations hereunder.

         10.4. Waiver.  Any party by written notice to the other parties may
(a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document or instrument referred to in this Agreement, (c) waive compliance with any of the conditions or covenants of the others contained in this Agreement, or (d) waive performance of any of the obligations of the others under this Agreement. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         10.5. Entire Agreement. This Agreement (including the Schedules and Exhibits) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party hereto or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (including the Schedules and Exhibits) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein and therein.

         10.6. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may unanimously be determined by Purchasers and Seller to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto.

         10.7. Rights of the Parties.  Except as provided in Article VIII or in
Section 10.3, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         10.8. Transfers. Each of the Purchasers and Seller will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly Transfer of the Purchased Assets and the Businesses with a minimum of disruption to the operations of the Businesses.

         10.9. Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the Purchased Assets will not pass to Purchasers until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of 11:59 P.M. (Eastern Time) on the Closing Date.

         10.10. Further Assurances. From time to time, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement and to fully effectuate the purposes and intent hereof.

         10.11. Applicable Law; Jurisdiction. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

         10.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         10.13. Remedies. Except as set forth in this Section 10.13, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy will be cumulative and will be in addition to every other remedy provided for hereunder or existing from time to time at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies. Notwithstanding anything to the contrary herein contained, from and after the Closing Date, the remedies provided for in Section 6.10 (together with the remedies provided for in Article VIII in respect of a breach of a covenant contained in Section 6.10) will constitute the exclusive remedies with respect to any Discovered

Environmental Problem and the remedies provided for in Article VIII will constitute the exclusive remedies with respect to liabilities or obligations relating to any other Hazardous Materials, Environmental Requirements or Environmental Damages.

         10.14. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                    H & C COMMUNICATIONS, INC.



                                    By:   /s/ JAMES E. CROWTHER
                                          ---------------------------
                                           Name:  JAMES E. CROWTHER
                                                  -------------------
                                           Title:  PRESIDENT
                                                  -------------------


                                    POST-NEWSWEEK STATIONS,
                                    HOUSTON, INC.



                                    By:     /s/ CATHERINE R. NIERLE
                                           ----------------------------
                                           Name:   CATHERINE R. NIERLE
                                                  ---------------------
                                           Title:  VICE PRES.
                                                  ---------------------


                                    POST-NEWSWEEK STATIONS, SAN ANTONIO, INC.



                                    By:     /S/ CATHERINE R. NIERLE
                                           ---------------------------
                                           Name:   CATHERINE R. NIERLE
                                                  ---------------------
                                           Title:  VICE PRES.
                                                  ---------------------

                                                                       EXHIBIT A

                                  UNDERTAKING


         THIS UNDERTAKING (this "Undertaking"), dated as of April --, 1994, is made by William P. Hobby, an individual residing in Houston, Texas, and Jessica Hobby Catto, an individual residing in San Antonio, Texas, (the "Shareholders") in favor of Post-Newsweek Stations, Houston, Inc., a Delaware corporation (the "Houston Purchaser"), and Post-Newsweek Stations, San Antonio, Inc., a Delaware corporation (the "San Antonio Purchaser" and, together with the Houston Purchaser, the "Purchasers").

         1. Recitals. The Shareholders desire to execute this Undertaking and deliver this Undertaking to Purchasers in order to induce Purchasers to consummate the Closing under that certain Acquisition Agreement dated as of January 31, 1994 (the "Agreement"), among H & C Communications, Inc., a Delaware corporation ("Seller"), on the one hand, and Purchasers, on the other hand. Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement.

         2. Undertaking Obligations. Subject to the terms and conditions set forth in this Undertaking, the Shareholders hereby absolutely, irrevocably and unconditionally jointly and severally undertake, covenant and agree for the benefit of Purchasers, their affiliates and their respective directors, officers, representatives, employees and agents, to maintain in or contribute to Seller funds sufficient to render Seller at all times in compliance with its obligations under Section 6.13 of the Agreement and to use their best efforts to cause Seller to accept such contributions.

         3. Defenses to Enforcement. It will not be a defense to the enforcement of this Undertaking that the obligations of Seller under Section
6.13 of the Agreement are in any respect invalid or unenforceable.

         4. Action with Respect to the Undertaking Obligations. The Shareholders agree that the obligations of the Shareholders hereunder are joint and several and absolute and unconditional under any and all circumstances, subject to the terms and conditions hereof and of the Agreement, and will not be impaired, released, terminated, discharged or otherwise affected except by performance thereof in full. Without limiting the generality of the foregoing, such obligations of the Shareholders will not be affected by any of the following: (a) any modification or amendment of, or addition or supplement to, the Agreement, provided that the obligations of Seller under Section 6.13 of the Agreement are not increased thereby, (b) any exercise or non-exercise of any right, power or remedy under, or in respect of, the Agreement, (c) any waiver, consent, release, extension, indulgence or other action, inaction or omission under, or in respect of, the Agreement or (d) any insolvency, bankruptcy or similar proceeding involving or affecting Seller or any

Shareholder or any liquidation or dissolution of Seller or any Shareholder.

         5. Waivers. No delay by Purchasers in exercising any right, power or privilege under this Undertaking or failure to exercise the same will constitute a waiver or otherwise affect such right, power or privilege, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Shareholder will be deemed to be a waiver of (i) any obligation of Seller or another Shareholder or (ii) any right of Purchaser to take any further action or exercise any rights under this Undertaking or the Agreement.

         6. Representations and Warranties. Each Shareholder hereby represents and warrants to Purchasers that: (a) such Shareholder has the authority, capacity and power to execute and deliver this Undertaking and to consummate the transactions contemplated hereby; (b) this Undertaking constitutes the valid and binding obligation of such Shareholder and is enforceable against such Shareholder in accordance with its terms; and (c) neither the execution and delivery by such Shareholder of this Undertaking nor the performance by such Shareholder of the transactions contemplated hereby will violate, conflict with or constitute a default under (i) any Law to which such Shareholder or any of its assets is subject, or (ii) any contract to which such Shareholder is a party, except where such conflict, violation, default, termination, cancellation or acceleration would not materially impair the ability of such Shareholder to perform its obligations under this Undertaking.

         7. Waivers and Amendments. No supplement to, modification or amendment of, or waiver, consent or approval under, any provision of this Undertaking will be effective unless in writing and signed by Purchasers and each Shareholder, and any waiver, consent or approval will be effective only in the specific instance and for the specific purpose for which given.

         8. Notices. All notices and other communications provided in this Undertaking shall be in writing and shall be given in the manner specified for notices in the Agreement, with any notices to any Shareholders being sent as provided in the Agreement for notices to Seller.

         9. Binding Agreement. This Undertaking will be binding upon the successors, assigns, heirs, devisees and estates of each Shareholder and will inure to the benefit of Purchasers and their respective successors and assigns.

         10. Rights of Parties. Except as provided in Section 2 hereof, nothing expressed or implied in this Undertaking will give any person or entity other than the Shareholders and the Purchasers any rights or remedies under this Undertaking.





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
         11. Governing Law. This Undertaking will be governed by, and construed and enforced in accordance with, the internal, substantive laws of the State of Texas, without reference to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Undertaking as of the date first set forth above.




                                          /S/ WILLIAM P. HOBBY
                                         -----------------------------------
                                         William P. Hobby



                                          /S/ JESSICA HOBBY CATTO
                                         -----------------------------------
                                         Jessica Hobby Catto





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